UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-12

Cytomedix, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CYTOMEDIX, INC.

Notice of Annual Meeting of Shareholders and Proxy Statement

Annual Meeting of Shareholders to be held on November 12, 2014, at 10 a.m. EST at 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877

Cytomedix, Inc.
209 Perry Parkway, Suite 7, Gaithersburg, MD 20877

To the Shareholders of Cytomedix, Inc.:

You are cordially invited to attend the Annual Meeting of Shareholders of Cytomedix, Inc. on November 12, 2014, at 10 a.m. EST at 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877. Information regarding each of the matters to be voted on at the Annual Meeting is contained in the attached Proxy Statement and Notice of Annual Meeting of Shareholders. We urge you to read the proxy statement carefully. The proxy statement and proxy card are being mailed to all shareholders of record as of September 17, 2014. Because it is important that your shares be voted at the Annual Meeting, we urge you to complete, date and sign the enclosed proxy card and return it as promptly as possible in the accompanying envelope, whether or not you plan to attend in person. Even after returning your proxy, if you are a shareholder of record and do attend the meeting and wish to vote your shares in person, you still may do so.

We look forward to seeing you at the Annual Meeting.

Very truly yours,

/s/ Martin P. Rosendale
Martin P. Rosendale,
Chief Executive Officer

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE 2014 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 12, 2014

Electronic copies of the Company’s Proxy Statement for the 2014 Annual Meeting of Shareholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2013 are available at http://www.proxyvote.com.

CYTOMEDIX, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 12, 2014

Dear Shareholder:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Shareholders (the “Annual Meeting”) of Cytomedix, Inc. is to be held on November 12, 2014, at 10 a.m. EST. The meeting will be held at our offices at 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877, for the following purposes:

1.	To elect directors, each to serve until the next Annual Meeting of Shareholders or until each successor is duly elected and qualified.
2.	To ratify the appointment of Stegman & Company as the Company’s independent registered public accounting firm for the year ending December 31, 2014.
3.	To approve an amendment to the Company’s Certificate of Incorporation to change the name of the Company to “Nuo Therapeutics, Inc.”
4.	To amend the 2013 Equity Incentive Plan to increase the maximum number of shares of common stock which may be (i) issued to key employees as stock options in any calendar year, (ii) used for stock awards and/or stock unit awards intended to qualify as “performance-based” to any key employee in any calendar year under Section 162(m) of the Internal Revenue Code, and (iii) used for stock awards and/or stock unit awards, all as described in more detail in the Proxy Statement.
5.	To transact any other business that is properly brought before the Annual Meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on September 17, 2014 are entitled to notice of and to vote at the Annual Meeting adjournment or postponement thereof. A complete list of these shareholders will be open for the examination of any shareholder of record at the principal executive offices of the Company for at least ten days immediately preceding the Annual Meeting. The list will also be available for the examination of any shareholder of record present at the Annual Meeting. The Annual Meeting may be adjourned or postponed from time to time without notice other than by announcement at the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED.

By Order of the Board of Directors,

/s/ Martin P. Rosendale
Martin P. Rosendale,
Chief Executive Officer

Gaithersburg, Maryland
October 1, 2014

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE 2014 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 12, 2014

Electronic copies of the Company’s Proxy Statement for the 2014 Annual Meeting of Shareholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2013 are available at http://www.proxyvote.com.

i

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

This proxy statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Cytomedix, Inc., a Delaware corporation, for use at the Annual Meeting of shareholders to be held on November 12, 2014, at the corporate offices of Cytomedix at 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877, at 10 a.m. EST, and at any adjournments or postponements thereof. This proxy statement summarizes the information you need to make an informed vote on the proposals to be considered at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card using the envelope provided, or vote by telephone as described on the proxy card. The terms “Cytomedix,” “Company,” “we,” or “our” refer to Cytomedix, Inc.

What proposals will be addressed at the Annual Meeting?

We will address the following proposals at the Annual Meeting:

1.	To elect directors, each to serve until the next Annual Meeting of Shareholders or until each successor is duly elected and qualified.
2.	To ratify the appointment of Stegman & Company as the Company’s independent registered public accounting firm for the year ending December 31, 2014.
3.	To approve an amendment to the Company’s Certificate of Incorporation to change the name of the Company to “Nuo Therapeutics, Inc.”
4.	To amend the 2013 Equity Incentive Plan to increase the maximum number of shares of common stock which may be (i) issued to key employees as stock options in any calendar year, (ii) used for stock awards and/or stock unit awards intended to qualify as “performance-based” to any key employee in any calendar year under Section 162(m) of the Internal Revenue Code, and (iii) used for stock awards and/or stock unit awards, all as described in more detail in the Proxy Statement.
5.	To transact any other business that is properly brought before the Annual Meeting or any adjournment or postponement thereof.

Who may attend the meeting?

Only shareholders, their proxy holders, and our invited guests may attend the Annual Meeting. If you plan to attend, please bring identification, and, if you hold shares in street name, you should bring your bank or broker statement showing your beneficial ownership of Cytomedix stock in order to be admitted to the meeting.

Who can vote? How many votes do I have?

You can vote at the Annual Meeting in all matters properly brought before the Annual Meeting if, as of the close of business on the record date you were a holder of record of our common stock. Each share of common stock is entitled to one vote on each matter presented at the Annual Meeting. As of September 17, 2014, there were 124,410,100 shares of our common stock issued and outstanding.

Why would the Annual Meeting be postponed or adjourned?

The Annual Meeting will be postponed if a quorum is not present at the Annual Meeting. In order for any business to be conducted, the holders of a majority of the shares issued and outstanding and entitled to vote at the meeting must be present, either in person or represented by proxy. For purposes of determining the presence of a quorum, abstentions and broker non-votes will be counted as present. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter, but they are counted as present for the purposes of determining the existence of a quorum at the Annual Meeting.

How do I vote by proxy?

Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote in person.

You may vote by telephone by using the toll-free number 1-800-690-6903 and following the instructions on your proxy card.

If you properly fill in your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board as follows:

1.	FOR the election of the director nominees.
2.	FOR the ratification of the appointment of Stegman & Company.
3.	FOR the approval of the name change amendment.
4.	FOR the approval of the 2013 Equity Incentive Plan amendments.

If any other matters are presented, your proxy will vote in accordance with his best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this proxy statement.

How do I vote in person?

If you plan to attend and vote in person at the Annual Meeting or at a later date if the meeting is adjourned or postponed, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a power of attorney executed by the broker, bank or other nominee that owns the shares of record for your benefit and authorizing you to vote the shares.

What is the difference between a shareholder of record and a shareholder who holds stock in street name?

If your shares are registered in your name, you are a shareholder of record with respect to those shares. On the other hand, if your shares are registered in the name of your broker or bank, your shares are held in street name and you are considered the “beneficial owner” of the shares. As the beneficial owner of those shares, you have the right to direct your broker or bank how to vote your shares, and you will receive separate instructions from your broker or bank describing how to vote your shares.

May I revoke my proxy?

If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in three ways:

1.	You may send in another proxy with a later date.
2.	You may notify us in writing (or if the stockholder is a corporation, under its corporate seal, by an officer or attorney of the corporation) at our principal executive offices before the Annual Meeting that you are revoking your proxy.
3.	You may vote in person at the Annual Meeting.

What vote is required to approve each Proposal?

Proposal 1 (Election of Directors). A plurality of the eligible votes cast is required to elect director nominees at the Annual Meeting at which a quorum is present in person or by proxy (a nominee who receives a plurality means he has received more votes than any other nominee for the same director’s seat; broker non-votes will have no effect on the director elections).

Proposal 2 (Ratification of Auditors) requires the affirmative vote of a majority of the shares present, either by proxy or in person, and entitled to vote on the proposal (broker non-votes will not be taken into account in determining the outcome of the proposal, and abstentions will be counted as votes against the proposal).

Proposal 3 (Approval of the Name Change Amendment) requires the affirmative vote of a majority of our outstanding shares entitled to vote on such proposal (broker non-votes and abstentions will be counted as votes against this proposal).

Proposal 4 (Approval of the 2013 Plan Amendments) requires the affirmative vote of a majority of the shares present, either by proxy or in person, and entitled to vote on the proposal (broker non-votes will not be taken into account in determining the outcome of the proposal, and abstentions will be counted as votes against this proposal).

If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares in its discretion on “routine matters.” However, absent your instructions, the record holder will not be permitted to vote your shares on a non-routine matter, which are referred to as “broker non-votes,” properly brought before the meeting. The term “broker non-vote” refers to shares held by a brokerage firm, bank or other nominee (for the benefit of its client) that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal. Brokers and nominees do not have discretionary voting authority on certain non-routine matters and accordingly may not vote on such matters absent instructions from the beneficial holder. Discretionary items are proposals considered “routine” under the rules of the New York Stock Exchange (also applicable to NASDAQ-listed companies), such as the ratification of our independent registered public accounting firm. Non-routine items for which brokers and nominees do not have discretionary voting power include the election of directors.

Who is making this solicitation?

We are soliciting your vote through the use of the mail and will bear the cost of this solicitation. Except as described below, we will not employ third party solicitors, but our directors, officers, employees, and consultants may solicit proxies by mail, telephone, personal contact, or through online methods. We will reimburse their expenses for doing this. We will also reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to beneficial owners of our stock. Other proxy solicitation expenses include those for preparation, mailing, returning, and tabulating the proxies. In addition to mailing proxy solicitation material, our management, employees and agents also may solicit proxies in person, by telephone, or by other electronic means of communication. We have retained Alliance Advisors, LLC to assist us in soliciting proxies and agreed to pay Alliance Advisors a $7,500 fee, plus expenses, for its services in connection with the Annual Meeting.

Are there any dissenters’ rights of appraisal?

The Board is not proposing any action for which the laws of the State of Delaware, our Certificate of Incorporation or our Bylaws, provide a right of a shareholder to obtain appraisal of or payment for such shareholder’s shares.

Where are the principal executive offices of Cytomedix?

Our principal executive offices are located at 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877 and our telephone is (240) 499-2680.

How can I obtain additional information about Cytomedix?

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 as filed with the Securities and Exchange Commission are being sent to all shareholders along with this proxy statement. Additional copies will be furnished without charge to shareholders upon written request. Exhibits to the Annual Report will be provided upon written request. All written requests should be directed to: Cytomedix, Inc., c/o Chief Financial Officer, 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which requires that we file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, including Cytomedix, that file electronically with the SEC. The SEC’s website address is www.sec.gov. In addition, our filings may be inspected and copied at the public reference facilities of the SEC located at 100 F Street, N.E. Washington, DC 20549; and at the SEC’s regional offices at 233 Broadway, New York, NY 10279 and Citicorp Center, 500 West Madison Street, Room 1400, Chicago, IL 60661. Copies of the material may also be obtained upon request and payment of the appropriate fee from the Public Reference Section of the SEC located at 100 F Street, N.E., Washington, DC 20549.

YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE
ENCOURAGE YOU TO COMPLETE AND RETURN THE ENCLOSED PROXY CARD TO ENSURE
THAT YOUR SHARES ARE REPRESENTED AND VOTED. THIS BENEFITS THE COMPANY BY
REDUCING THE EXPENSES OF ADDITIONAL PROXY SOLICITATION.

Security Ownership of Certain Beneficial Owners, Board Members and Management

The following table sets forth information regarding the ownership of our common stock as of the record date by all those known by the Company to be beneficial owners of five percent or more of our common stock. We believe that, except as otherwise noted below, each named beneficial owner has sole voting and investment power with respect to the shares listed. There are no arrangements, known to the Company, including any pledge by any person of securities of the registrant, the operation of, which may, at a subsequent date, result in a change of control of the registrant. This table is prepared in reliance upon beneficial ownership statements filed by such shareholders with the SEC under Section 13(d) or 13(g) of the Exchange Act and/or the best information available to the Company.

Beneficial Ownership of Certain Beneficial Owners

Name of Beneficial Owner	Beneficial Ownership(1)		Percent of Class(1)
Aldagen Holdings, LLC	14,029,927	(2)	11.2%
John Paul DeJoria	8,604,902	(3)	6.8%
Charles E. Sheedy	8,339,108	(4)	6.6%
Anson Investments Master Fund LP	7,153,880	(5)	5.6%
Deerfield Private Design Fund II, L.P.	50,024,030	(6)	9.98%
Deerfield Private Design International II, L.P.	57,313,588	(6)	9.98%
Deerfield Special Situations, L.P	30,525,264	(6)	9.98%
Deerfield Special Situations International Master, L.P.	24,769,871	(6)	9.98%

(1)	Percentage ownership is based upon 124,410,100 shares of common stock issued and outstanding as of September 17, 2014. For purposes of determining the amount of securities beneficially owned, share amounts include all common stock owned outright plus all shares of common stock issuable upon conversion of convertible notes, or the exercise of options or warrants currently exercisable, or exercisable within 60 days after the record date. Except with respect to the percentage listed in the last column, the table does not give effect to the beneficial ownership limitation described in note 6 below. We believe that, except as otherwise noted below, each named beneficial owner has sole voting and investment power with respect to the shares listed. There are no arrangements, known to the Company, including any pledge by any person of securities of the registrant, the operation of, which may, at a subsequent date, result in a change of control of the registrant. This table is prepared in reliance upon beneficial ownership statements filed by such shareholders with the SEC under Section 13(d) or 13(g) of the Exchange Act and/or the best information available to the Company.
(2)	Based on the Company’s records, Aldagen Holdings, LLC’s beneficial ownership of the Company’s securities includes 13,708,519 shares of common stock and 321,408 shares of common stock issuable upon exercise of warrants held by Aldagen Holdings. Mailing address for Aldagen Holdings is 4101 Lake Boone Trail, Suite 300, Raleigh NC 27607.
(3)	Based on the Company’s records, Mr. DeJoria’s beneficial ownership of the Company’s securities includes 7,366,085 shares of common stock and 1,238,817 shares of common stock issuable upon exercise of warrants and held by Mr. DeJoria. Mailing address for Mr. DeJoria is 1888 Century Park East, Suite 1600, Century City CA 90067.
(4)	Based on the Company’s records, Mr. Sheedy’s beneficial ownership of the company’s securities includes 6,689,652 shares of common stock and 1,649,456 shares of common stock issuable upon exercise of warrants held by Mr. Sheedy. Mailing address for Mr. Sheedy is Two Houston Center, Suite 2907, Houston TX 77010.
(5)	Based on the Company’s records and information solely taken from Schedule 13G filed with the SEC on April 9, 2014. The filing reflects Frigate Ventures LP (“Frigate”), Admiralty Advisors LLC (“Admiralty”), Mr. Bruce R. Winson, M5V Advisors Inc. (“M5V”), Mr. Adam Spears and Mr. Moez Kassam as Reporting Persons. The Schedule 13G filing relates to the Company’s securities purchased by Anson to which Frigate and M5V serve as co-investment advisors. Frigate and M5V serve as co-investment advisors to the Fund and may direct the vote and disposition of all shares so held. As the principal of Frigate and Admiralty, Mr. Winson may direct the vote and disposition of all shares so held by the entity. Mr. Spears and Mr. Kassam, each as a director of M5V, may direct the vote and disposition the shares so held by the entity. As reported, mailing address for Frigate, Admiralty and Mr. Winson is 5950 Berkshire Lane, Suite 210, Dallas, Texas 75225; for M5V, Mr. Spears and Mr. Kassam — 111 Peter Street, Suite 904, Toronto, ON M5V 2H1.

(6)	James E. Flynn, with an address at 780 Third Avenue, 37th Floor, New York, New York 10017, has voting and dispositive power over these securities. The Deerfield stockholders disclaim beneficial ownership of our common stock that exceeds 9.98% of our outstanding common stock. Under the terms of the notes and the warrants held by Deerfield, the number of shares of our common stock that may be acquired by such stockholders upon any exercise of the warrants or conversion of the notes is limited to the extent necessary to ensure that, following such exercise or conversion, the total number of shares of our common stock then beneficially owned by the stockholder, together with its affiliates and any other persons or entities whose beneficial ownership of our common stock would be aggregated with such selling stockholder for purposes of Section 13(d) of the Exchange Act and the applicable regulations of the SEC, would not exceed 9.98% of the total number of shares of our common stock then issued and outstanding. The 9.98% limitation is disregarded for purposes determining the number of shares of common stock beneficially owned, but is applied for purposes of determining percentage ownership.

Beneficial Ownership of the Board and Management

The following table sets forth information regarding the ownership of our common stock as of the record date by: (i) each director; (ii) each of the named executive officers; and (iii) all executive officers and directors of the Company as a group.

Name of Beneficial Owner	Beneficial Ownership(1)		Percent of Class(1)
Peter A. Clausen	634,208	(2)	*
Joseph Del Guercio	1,634,333	(3)	1.3%
Lyle A. Hohnke	568,332	(4)	*
David E. Jorden	7,506,179	(5)	6.0%
Stephen N. Keith	233,332	(6)	*
Richard S. Kent	3,170,293	(7)	2.5%
Mark T. McLoughlin	405,001	(8)	*
Martin P. Rosendale	1,381,522	(9)	1.1%
Steven A. Shallcross	454,500	(10)	*
Dean E. Tozer	430,867	(11)	*
C. Eric Winzer	233,332	(12)	*
Edward L. Field	598,000	(13)	*
Andrew S. Maslan	563,998	(14)	*
Group consisting of executive officers and directors	17,813,897		13.6%

*	Less than 1%.
(1)	Percentage ownership is based upon 124,410,100 shares of common stock issued and outstanding as of September 17, 2014. For purposes of determining the amount of securities beneficially owned, share amounts include all Common stock owned outright plus all shares of Common stock issuable upon conversion of convertible notes, or the exercise of options or warrants currently exercisable, or exercisable within 60 days after the record date. Unless otherwise indicated, the mailing address of all persons named in this table is: c/o Cytomedix, Inc., 209 Perry Parkway, Suite 7, Gaithersburg MD 20877.
(2)	Chief Science Officer of the Company. Includes 370,000 shares Mr. Clausen may acquire upon the exercise of stock options approved by the Board and issued under the Company’s 2002 Long-Term Incentive Plan and 2013 Equity Incentive Plan and 68,317 shares issuable upon the exercise of warrants.
(3)	Independent director of the Company. Includes 1,143,770 shares of the Company’s Common stock owned directly by CNF Investments II, LLC (“CNF”). The individual managing members (collectively, the “CNF Member Managers”) of CNF are Joseph Del Guercio and Robert J. Flanagan. CNF and CNF Member Managers may share voting and dispositive power over the shares directly held by CNF. Mr. Del Guercio is Managing Director of CNF. He disclaims beneficial ownership of such securities. Also includes 405,563 shares issuable upon exercise of the warrant also held by CNF and 85,000 shares Mr. Del Guercio may acquire upon the exercise of stock options approved by the Board and issued under the Company’s 2002 Long-Term Incentive Plan and 2013 Equity Incentive Plan. Mailing address for CNF is 7500 Old Georgetown Road, Suite 620, Bethesda MD 20814.

(4)	Independent director of the Company. Includes 568,332 shares Mr. Hohnke may acquire upon the exercise of stock options approved by the Board and issued under the Company’s 2002 Long-Term Incentive Plan and 2013 Equity Incentive Plan.
(5)	Executive Chairman of the Board of the Company. Includes 163,333 shares Mr. Jorden may acquire upon the exercise of stock options approved by the Board and issued under the Company’s 2002 Long-Term Incentive Plan and 437,846 shares issuable upon the exercise of warrants.
(6)	Independent director of the Company. Includes 233,332 shares Dr. Keith may acquire upon the exercise of stock options approved by the Board and issued under the Company’s 2002 Long-Term Incentive Plan and 2013 Equity Incentive Plan.
(7)	Independent director of the Company. Includes (i) 1,233,738 shares and 244,305 shares issuable upon the exercise of warrants held by Intersouth Partners VI, L.P. (“ISP VI”), which shares are indirectly held by Intersouth Associates VI, LLC (“ISA VI”), as general partner of ISP VI, and each of the individual managing members of ISA VI, and (ii) 1,233,740 shares and 373,510 shares issuable upon the exercise of warrants held by Intersouth Partners VII, L.P. (“ISP VII”), which shares are indirectly held by Intersouth Associates VII, LLC (“ISA VII”), as general partner of ISP VII, and each of the individual managing members of ISA VII. The individual managing members of ISA VI and ISA VII are Mitch Mumma and Dennis Dougherty. Member Managers may share voting and dispositive power over the shares directly held by such entities. Dr. Kent is a member of ISA VI and ISA VII, respectively; he is also the general partner of ISP VI and ISP VII, respectively. Also includes 85,000 shares Mr. Kent may acquire upon the exercise of stock options approved by the Board and issued under the Company’s 2002 Long-Term Incentive Plan and 2013 Equity Incentive Plan. Mailing address for all affiliated entities is 102 City Hall Plaza, Suite 200, Durham NC 27701.
(8)	Independent director of the Company. Includes 385,000 shares Mr. McLoughlin may acquire upon the exercise of stock options approved by the Board and issued under the Company’s 2002 Long-Term Incentive Plan and 2013 Equity Incentive Plan.
(9)	Chief Executive Officer of the Company. Includes 1,140,000 shares Mr. Rosendale may acquire upon the exercise of stock options approved by the Board and issued under the Company’s 2002 Long-Term Incentive Plan and 2013 Equity Incentive Plan and 12,373 shares issuable upon the exercise of warrants.
(10)	Chief Financial Officer of the Company. Includes 375,000 shares Mr. Shallcross may acquire upon the exercise of stock options approved by the Board and issued under the Company’s 2002 Long-Term Incentive Plan and the 2013 Equity Incentive Plan.
(11)	Appointed the Company’s Executive Vice President and Chief Commercial Officer on March 31, 2014 commencing as of April 1, 2014. Includes 204,167 shares Mr. Tozer may acquire upon the exercise of stock options approved by the Board under the 2013 Equity Incentive Plan and 100,000 shares Mr. Tozer may acquire upon the exercise of warrants.
(12)	Independent director of the Company. Includes 233,332 shares Mr. Winzer may acquire upon the exercise of stock options approved by the Board and issued under the Company’s 2002 Long-Term Incentive Plan and 2013 Equity Incentive Plan.
(13)	Includes 598,000 shares Mr. Field may acquire upon exercise of stock options approved by the Board and issued under the 2002 Long-Term Incentive Plan and the 2013 Equity Incentive Plan. The Company terminated Mr. Field’s employment effective as of June 30, 2014.
(14)	Includes 451,218 shares Mr. Maslan may acquire upon the exercise of stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan and warrants. Mr. Maslan tendered his resignation as the Company’s Chief Financial Officer on March 29, 2013, effective as of May 10, 2013.

There are no arrangements, known to the Company, including any pledge by any person of securities of the registrant, the operation of, which may, at a subsequent date, result in a change of control of the registrant.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires officers, directors and persons who own more than ten percent of a registered class of equity securities to, within specified time periods, file certain reports of ownership and changes in ownership with the SEC. Based solely upon a review of Forms 3 and Forms 4 furnished to the Company pursuant to Rule 16a-3 under this Exchange Act during the Company’s most recent fiscal year, and Forms 5 with respect to the most recent fiscal year, the Company believes that all such forms required to be filed pursuant to Section 16(a) were timely filed as necessary by the executive officers, directors and security holders required to file same during the fiscal year ended December 31, 2013.

Directors and Executive Officers of Cytomedix; Governance of the Company

The following table sets forth the names and ages of our directors and executive officers as of September 17, 2014. Our officers are appointed by, and serve at the pleasure of, the Board.

Name	Age	Position(s) with the Company
Joseph Del Guercio	42	Independent Director
Stephen N. Keith	62	Independent Director
Richard S. Kent	64	Independent Director
Mark T. McLoughlin	59	Independent Director
C. Eric Winzer	57	Independent Director
Lyle A. Hohnke	71	Independent Director
David E. Jorden	52	Executive Chairman of the Board
Martin P. Rosendale	57	Chief Executive Officer, Director
Peter Clausen	48	Chief Science Officer
Dean Tozer	47	Chief Commercial Officer
Steven A. Shallcross	53	Chief Financial Officer

Board of Directors

Our Board oversees our business affairs and monitors the performance of our management. Each director and executive officer holds office until his successor is duly elected and qualified, his resignation, or he is removed in the manner provided by our Bylaws. All officers are appointed and serve at the discretion of the Board. All of our officers devote their full-time attention to our business.

Biographical Information of Directors and Executive Officers

Biographical information with respect to the Company’s current executive officers and directors is provided below.

Joseph Del Guercio has served as served as Director since February 8, 2012. He has been Managing Director at CNF Investments (CNF)/Clark Enterprises, an Aldagen investor, since November 2004. Mr. Del Guercio serves on the boards of directors of Terrago Technologies Inc., an Atlanta-based technology company, KZO Innovations, a Virginia-based technology company, Innovative Biosensors, a Maryland-based diagnostics company, and Ogmento, Inc., a New York-based technology company. He also serves on the board of directors of Vital Sensors, Inc., a private company based in Richmond, Virginia, Verax Biomedical, Inc., another privately held company based in Worcester, Massachusetts, Overture Technologies, Inc., a Bethesda, MD-based software company, Vision Chain, Inc., a Washington DC based technology company, and DigitalBridge Communications, Inc., an Ashburn, Virginia-based private company. Mr. Del Guercio has an M.B.A. degree from Harvard Business School and a B.S. degree from Boston College.

Stephen N. Keith, MD, MSPH has served as a Director since September 19, 2008. Dr. Keith served as the Chief Executive Officer of the American College of Clinical Pharmacology, a premier professional society for the discipline of clinical pharmacology, from 2009 until early 2012. From 2006 until 2009, Dr. Keith served as President and Chief Operating Officer of Panacea Pharmaceuticals, Inc. From 2003 until 2006, Dr. Keith was a Managing Director of Glocap Advisors, an investment bank based in New York, and a Senior Consultant with the Biologics Consulting Group. During 2002 – 2003, Dr. Keith was a General Partner with Emerging Technology Partners, an early-stage life sciences venture capital firm in Maryland. Just prior to joining Emerging Technology Partners, he held the position of President and Chief Operating Officer at

Antex Biologics Inc. From 1995 to 2000, Dr. Keith served as Vice President, Marketing and Sales, at North American Vaccine, Inc. From 1990 to 1995, Dr. Keith held various positions at Merck & Co., Inc., including Senior Director, Health Care Delivery Policy in Corporate Public Affairs, Senior Customer Manager in the U.S. Human Health Division, and Senior Director, Health Strategies, in the Merck-Medco Managed Care Division. Dr. Keith completed his undergraduate work at Amherst College, Amherst, Massachusetts, in 1973, and he received the M.D. degree from the University of Illinois in 1977. Dr. Keith completed a three-year residency in Pediatrics at the University of California, Los Angeles, Center for the Health Sciences in 1980. From 1980 to 1982, he was a Robert Wood Johnson Foundation Clinical Scholar at UCLA, during which time he received a Masters in Science in Public Health from UCLA. From 1982 to 1987, Dr. Keith served on the faculty of the Charles Drew Medical School and the UCLA School of Medicine in the Department of Pediatrics. From 1987 to 1990, Dr. Keith served as a Health Policy Advisor to the U.S. Senate Committee on Labor and Human Resources, under Senator Edward M. Kennedy. He is currently a Site Director for WellStreet Urgent Care in Atlanta, Georgia, a position he assumed in 2012, serves as a member of the Boards of Directors of The David Winston A. Winston Health Policy Fellowship, National Medical Fellowships, and Community Health Charities, and is a Fellow of the Academy of Pediatrics and a Diplomate of the American Board of Pediatrics.

Dr. Richard S. Kent has served as served as Director since February 8, 2012. He previously served as a member of Aldagen’s Board from March 2010 to February 2012. Since December 2008, he has been a Partner with Intersouth Partners, a venture capital firm that was Aldagen’s largest stockholder. Dr. Kent served as the President and Chief Executive Officer of Serenex, Inc., a biotechnology company focused on oncology, from 2002 until its sale to Pfizer in April 2008. From 2001 until he joined Serenex, he served as President and Chief Executive Officer of Ardent Pharmaceuticals, Inc. Before that, he held senior executive positions at GlaxoSmithKline, where he was Senior Vice President of Global Medical Affairs and Chief Medical Officer; at Glaxo Wellcome, where he was Vice President of U.S. Medical Affairs and Group Medical Director; and at Burroughs Wellcome, where he was International Director of Medical Research. Dr. Kent has served as a director of Inspire Pharmaceuticals, Inc., a publicly traded biotechnology company, since June 2004, until its acquisition by Merck in 2011. Dr. Kent received his undergraduate degree from the University of California, Berkeley and his M.D. from the University of California, San Diego. He is board certified in both internal medicine and cardiology. Dr. Kent’s qualifications to serve on the Board include his extensive experience as a chief executive officer and senior medical officer in the pharmaceutical industry.

Mark T. McLoughlin has served as a Director since June 7, 2004. Mr. McLoughlin currently serves as Senior Vice President & President U.S. Laboratory Solutions for VWR International, LLC, a position he has held since July 2012. As Senior Vice President & President of U.S. Laboratory Supply, Mr. McLoughlin leads all sales, marketing, services and operations for the U.S. Mr. McLoughlin joined VWR in September 2008. Prior to his current role, Mr. McLoughlin was Senior Vice President of Category Management as well as Senior Vice President of Emerging Businesses. Mr. McLoughlin brings over 30 years of commercial and strategic management experience. He has been responsible for leading a combination of VWR’s distribution, manufacturing and regional businesses throughout North America. Before joining VWR, Mr. McLoughlin held the position of Senior Vice President, Chief Marketing Officer for Cardinal Health, Inc. based in Geneva, Switzerland, where he designed and implemented an International Strategic Marketing Organization to support all of the Cardinal Health business outside of the U.S. and Canada. Prior to this position, from 2002 – 2007, Mr. McLoughlin was Senior Vice President, General Manager of Cardinal Health’s Scientific Products Clinical Laboratory business located in McGaw Park, IL. Mr. McLoughlin serves on the Board of Advisors for the Center for Services Leadership, W.P.Carey School of Business at Arizona State University. He graduated from the University of Arizona with a bachelor of arts, majoring in psychology.

C. Eric Winzer has served as Director since January 30, 2009. Mr. Winzer currently serves as Chief Financial Officer of OpGen, Inc., a privately held, whole-genome analysis company headquartered in Gaithersburg, MD. Prior to joining OpGen, Mr. Winzer was Executive Vice President and Chief Financial Officer of Avalon Pharmaceuticals, Inc. (Nasdaq: AVRX) from July 2007 to June 2009. Mr. Winzer was with Life Technologies Corporation (Nasdaq: LIFE), formerly Invitrogen Corporation, a provider of life science technologies for disease research and drug discovery, from 2000 to 2006, where he served as Senior VP and Chief Financial Officer, Executive Sponsor for Life’s ERP implementation and VP, Finance. From 1986 to

2000, Mr. Winzer held positions of increasing responsibilities at Life Technologies, Inc., including Chief Financial Officer, Secretary and Treasurer. From 1980 until 1986, he held various financial positions at Genex Corporation. Mr. Winzer received his B.A. in Economics and Business Administration from McDaniel College and an M.B.A. from Mount Saint Mary’s University. Mr. Winzer brings his experience and expertise in the areas of financial management and analysis, corporate governance, mergers and acquisitions to the Board and the Company.

Dr. Lyle Hohnke has served as served as Director since February 8, 2012. He previously served as a member of Aldagen’s Board from August 2008 to February 2012 and Aldagen’s President and Chief Executive Officer from October 2010 to February 2012. He was previously a partner of Tullis Dickerson, a healthcare-focused venture capital fund and an investor in Aldagen. Dr. Hohnke holds Ph.D. and M.A. degrees from the University of Oregon and was a postdoctoral fellow at the UCLA School of Medicine. He also holds an M.B.A. degree from the Hartford Graduate Institute at Rensselaer Polytechnic Institute and a B.A. degree from Western Michigan University. Dr. Hohnke’s qualifications to serve on the Board include his experience in working with entrepreneurial companies in the healthcare field and his business and finance background.

David E. Jorden, CPA, CFA has served as Executive Chairman since February 3, 2012 and was previously an executive board member since October 2008. From 2003 to 2008, he was with Morgan Stanley’s Private Wealth Management group where he was responsible for equity portfolio management for high net worth individuals. Prior to Morgan Stanley, Mr. Jorden served as CFO for Genometrix, Inc., a private genomics/life sciences company focused on high-throughput microarray applications. Mr. Jorden was previously a principal with Fayez Sarofim & Co. Mr. Jorden has a MBA from Northwestern University’s Kellogg School and a B.B.A. from University of Texas at Austin. He holds both Certified Financial Analyst and Certified Public Accountant designations. Mr. Jorden serves on the board of Opexa Therapeutics, Inc. (Nasdaq: OPXA) where he has held the position of Acting Chief Financial Officer since August 2012. He is also on the board of a private companies, PLx Pharma, Inc., a specialty pharmaceutical company developing GI safer NSAIDs (nonsteroidal anti-inflammatory drugs). Mr. Jorden brings his experience and expertise in the areas of capital raising, investor relations, financial management and analysis, and business strategy to the Board and the Company.

Martin P. Rosendale has served as our Chief Executive Officer and Director since July 1, 2008. Prior to that, in March 2008, he was appointed as Executive Vice-President and Chief Operating Officer of the Company. From January 2005 to March 2008, Mr. Rosendale held the position of Chief Executive Officer of Core Dynamics, Inc., a Rockville, MD biotechnology startup company using cryopreservation technology developed in Israel. From March 2001 to December 2004, Mr. Rosendale held the position of Senior Vice President and General Manager of ZLB Bioplasma, Inc., a Glendale, CA biologics company, as well as other positions at various biotechnology companies. Mr. Rosendale holds a Bachelor of Science degree in Microbiology from California State University in Long Beach, CA (1982).

Peter A. Clausen was appointed as the Chief Science Officer on March 30, 2014. He joined Cytomedix in September 2008 and has more than 20 years of experience in the biotechnology industry. Prior to joining Cytomedix, Dr. Clausen was a founding member and Vice President of Research and Development at Marligen Bioscience, where he developed and commercialized innovative genomic and protein analysis products for the life sciences market. Dr. Clausen was the Manager of New Purification Technologies at Life Technologies and the Invitrogen Corporation. He also has significant experience within the commercial biotechnology industry developing peptide and small molecule therapeutics for application in the areas of inflammatory mediated disease and stem cell transplantation. He completed his post-doctoral training at the Laboratory of Molecular Oncology at the National Cancer Institute where his research efforts focused in the areas of oncology, hematopoiesis, and gene therapy. Dr. Clausen earned Ph.D. in Biochemistry from Rush University in Chicago and a Bachelor of Science degree in Biochemistry from Beloit College.

Dean Tozer was appointed as the Company’s Chief Commercial Officer on March 30, 2014. From 2006 to 2011, he was Senior Vice President at Advanced BioHealing Inc. where he was responsible for the acquisition and reintroduction of Dermagraft® into the U.S. market. Subsequently, Mr. Tozer was Vice President of Corporate Development at Shire Regenerative Medicine following the acquisition of Advanced BioHealing, where he led the business development efforts for that division including the 2012 acquisition of

Pervasis Therapeutics, Inc. Mr. Tozer holds a Bachelor of Commerce degree from St. Mary’s University in Halifax, Canada and is a Certified Management Accountant.

Steven A. Shallcross, CPA has served as our Chief Financial Officer since May 10, 2013. From July 2012 to his joining the Company, Mr. Shallcross held the offices of Executive VP, Chief Financial Officer and Treasurer of Empire Petroleum Partners, LLC, a motor fuel distribution company. From July 2011 to March 2012, Mr. Shallcross was Acting Chief Financial Officer for Sensors for Medicine and Science, Inc., a privately held medical device company in Germantown, MD. From January 2009 to March 2011, he was Executive Vice President and Chief Financial Officer at Innocoll Holdings, Inc., a private held biopharmaceutical company in Ashburn, VA. From November 2005 to January 2009, he was Senior Vice President, Chief Financial Officer and Treasurer of Vanda Pharmaceuticals Inc., a Nasdaq (VNDA) listed biopharmaceutical company in Rockville, MD. Mr. Shallcross holds an M.B.A. degree from the University of Chicago, Booth School of Business (1994) and a B.S. in Accounting degree from University of Illinois (1983).

There are no family relationships between any of the Company’s executive officers or directors and there are no arrangements or understandings between a director and any other person pursuant to which such person was elected as director. There were no material changes to the procedures by which shareholders may recommend nominees to the Board since the Company’s last disclosure of such policies.

Director and Officer Involvement in Certain Legal Proceedings

There are no material proceedings to which any director, executive officer or affiliate of the Company, any owner of record or beneficial owner of more than five percent of any class of voting securities of the Company, or any associate of any such director, executive officer, affiliate or security holder is a party adverse to the Company or has a material interest adverse to the Company. There were no material changes to the procedures by which shareholders may recommend nominees to the Board since the Company’s last disclosure of such policies.

To the best of our knowledge, none of the following events have occurred during the past ten years that are material to an evaluation of the ability or integrity of any director, director nominee or executive officer of the Company:

•	any bankruptcy petition filed by or against, or any appointment of a receiver, fiscal agent or similar Officer for, the business or property of such person, or any partnership in which such person was a general partner or any corporation of which such person was an executive officer either, in each case, at the time of the filing for bankruptcy or within two years prior to that time;
•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities:
(i)	acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or
(ii)	engaging in or continuing any conduct or practice in connection with such activity;
(iii)	engaging in any type of business practice; or engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.
•	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to act as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, Director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;
•	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or federal commodities law, and the judgment in such civil action or finding by the SEC or the Commodity Futures Trading Commission has not been subsequently reversed, suspended, or vacated;
•	being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial instructions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
•	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a) (26) of the Exchange Act), any registered entity (as defined in Section 1(a) (29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or person associated with a member.

Director and Board Nominee Independence

The Company’s current directors include Stephen Keith, Mark McLoughlin, David Jorden, Richard Kent, Joseph Del Guercio, Lyle Hohnke, Martin Rosendale and Eric Winzer. The Company’s securities are being quoted on the OTC Bulletin Board. The Board elects to apply the NASDAQ Stock Market corporate governance requirements and standards in its determination of the independence status of each Board and Board committee member. All of the Company’s current directors meet such independence requirements with the exception of Messrs. Rosendale and Jorden, neither of which serves on the Audit Committee of the Board. The members of the Audit Committee are also “independent” for purposes of Section 10A-3 of the Exchange Act and NASDAQ Stock Marketplace rules. The Board based its independence determinations primarily on a review of the responses of the directors and executive officers to questions regarding employment and transaction history, affiliations and family and other relationships and on discussions with the directors. None of our directors engages in any transaction, relationship, or arrangement contemplated under section 404(a) of Regulation S-K.

Membership, Meetings and Attendance

Our Board has three committees: Audit Committee, Compensation Committee, and the Nominating and Governance Committee. In 2013, each of our directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served. The Board discussed various business matters informally on numerous occasions throughout the year 2013. In addition, the Board met twenty one times in person or telephonically (and at least two times acted by a unanimous written consent in lieu of meeting). The Audit, Compensation and Nominating & Corporate Governance Committees met four, two and two times, respectively, during the same period.

The membership and responsibilities of these current committees are summarized below. Additional information regarding the responsibilities of each committee is found in, and is governed by, our Bylaws, as amended, each committee’s Charter, where applicable, specific directions of the Board, and certain mandated regulatory requirements. The Charters of the Audit, Compensation, and Nominating and Governance Committees, as well as the Code of Conduct and Ethics are available at the Company’s website at http://www.cytomedix.com. The information on the Company’s website is not a part of this proxy statement. The information is also available in print to any shareholder who requests it.

Below are the current committee memberships and other information about the Board committees. The membership of each of the standing committees of the Board is comprised solely of independent directors, as described below.

Name	Audit Committee	Compensation Committee	Nominating & Governance Committee
Stephen N. Keith	*		**
Richard S. Kent		*
Joseph Del Guercio			*
Lyle Honhke		**
C. Eric Winzer(1)	**		*
Mark T. McLoughlin	*	*

*	Designates membership.
**	Designates chairmanship.
(1)	Audit Committee financial expert.

Nominating and Governance Committee

The Nominating and Governance Committee has the following responsibilities as set forth in its charter:

•	to review and recommend to the Board with regard to policies for the composition of the Board;
•	to review any director nominee candidates recommended by any director or executive officer of the Company, or by any shareholder if submitted properly;
•	to identify, interview and evaluate director nominee candidates and have sole authority to retain and terminate any search firm to be used to assist the Committee in identifying director candidates and approve the search firm’s fees and other retention terms;
•	to recommend to the Board the slate of director nominees to be presented by the Board;
•	to recommend director nominees to fill vacancies on the Board, and the members of each Board committee;
•	to lead the annual review of Board performance and effectiveness and make recommendations to the Board as appropriate; and
•	to review and recommend corporate governance policies and principles for the Company, including those relating to the structure and operations of the Board and its committees.

Dr. Keith is the Chairman of this Committee, with Messrs. Del Guercio and Winzer being the other two members of the Committee. Shareholders meeting the following requirements who want to recommend a director candidate may do so in accordance with our Bylaws and the following procedures established by the Nomination and Governance Committee. The Board will consider all director candidates recommended to the Nomination and Governance Committee by shareholders owning at least 5% of our outstanding shares at all times during the year preceding the date on which the recommendation is made that meet the qualifications established by the Board. To make a nomination for director at an Annual Meeting, a written nomination solicitation notice must be received by the Nomination and Governance Committee at our principal executive office not less than 120 days before the anniversary date our proxy statement was mailed to shareholders in connection with our previous annual meeting. The written nomination solicitation notice must contain the following material elements, as well as any other information reasonably requested by us or the Nomination and Governance Committee:

•	the name and address, as they appear on our books, of the stockholder giving the notice or of the beneficial owner, if any, on whose behalf the nomination is made;

•	a representation that the stockholder giving the notice is a holder of record of our common stock entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice;
•	complete biography of the nominee, as well as consents to permit us to complete any due diligence investigations to confirm the nominee’s background, as we believe to be appropriate;
•	the disclosure of all special interests and all political and organizational affiliations of the nominee;
•	a signed, written statement from the director nominee as to why the director nominee wants to serve on our Board, and why the director nominee believes that he or she is qualified to serve;
•	a description of all arrangements or understandings between or among any of the stockholder giving the notice, the beneficial owner, if any, on whose behalf the notice is given, each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice;
•	such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by our Board; and
•	the signed consent of each nominee to serve as a director if so elected.

In considering director candidates, the Nomination and Governance Committee will consider such factors as it deems appropriate to assist in developing a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors who can bring the benefit of various backgrounds, skills and insights to the Company and its operations. Candidates whose evaluations are favorable are then chosen by the Nominating and Governance Committee to be recommended for selection by the full Board. The full Board selects and recommends candidates for nomination as directors for stockholders to consider and vote upon at the annual meeting. Each director nominee is evaluated in the context of the full Board’s qualifications as a whole, with the objective of establishing a Board that can best perpetuate our success and represent stockholder interests through the exercise of sound judgment. Each director nominee will be evaluated considering the relevance to us of the director nominee’s skills and experience, which must be complimentary to the skills and experience of the other members of the Board. The Nominating and Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying director candidates, but seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and its shareholders.

Board Leadership Structure and Role in Risk Oversight

Our Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the company and industry, while the Chief Executive Officer brings company-specific experience and expertise. Currently, the offices of the Executive Chairman of the Board and the Chief Executive Officer of the Company are held by David Jorden and Martin P. Rosendale, respectively. We believe that this arrangement served the best interest of the Company and its shareholders.

The Board sees its role in the Company’s risk oversight process in receiving regular reports from members of senior management on areas of material risk to the Company, including strategic, operational, reporting and compliance risks. The full Board (or the appropriate standing committee of the Board in the case of risks that are under the purview of a particular committee) is to receive these reports from the appropriate party within the organization that is responsible for a particular risk or set of risks to enable it to understand our risk identification, management and mitigation strategies. The Board has developed an agenda of risk topics that are presented to the Board or one of its standing committees on an annual basis. When a committee receives such a report, the Chairman of the committee will discuss the report with the full Board during the next available Board meeting, holding additional meetings, if and when required. The Board believes that this practice enables the Board and its committees to coordinate risk oversight for the Company, particularly regarding the interrelationship among various risks. During its regular course of its activities, our Audit Committee discusses our policies with respect to risk assessment and risk management. The Compensation Committee and the Board each discuss the relationship between our compensation policies and corporate risk to assess whether these policies encourage excessive risk-taking by executives and other employees.

Shareholder Communications with Directors

We have no formal written policy regarding communication with the Board. Persons wishing to write to the Board or to a specified director or committee of the Board should send correspondence to the Secretary at our principal offices. Electronic submissions of shareholder correspondence will not be accepted. The Secretary will forward to the directors all communications that, in his judgment, are appropriate for consideration by the directors. Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the shareholders, to the functioning of the Board, or to the affairs of Cytomedix. Any correspondence received that is addressed generically to the Board will be forwarded to the Chairman of the Board. If the Chairman of the Board is not an independent director, a copy will be sent to the Chairman of the Audit Committee as well.

Board Member Attendance at Annual Meetings

All current Board members and all nominees for election to our Board are expected to attend our Annual Meetings unless personal circumstances make the Board member or director nominee attendance impracticable or inappropriate.

Audit Committee

The Board formed an Audit Committee in December 2004. Mr. Winzer currently serves as chairman of the Audit Committee. The Board has determined that Mr. Winzer is an audit committee financial expert as defined by Item 407(d)(5) of Regulation S-K. Mr. Winzer has held several top financial offices at public and private companies and possesses substantial expertise in financial and accounting matters. Other members of the Audit Committee are Mr. McLoughlin and Dr. Keith. The Board has determined that each member of the Audit Committee is “independent” as set forth by the independence requirements of the NASDAQ Stock Market and under the federal securities laws.

The purpose of the Audit Committee is to assist the Board in its general oversight of our financial reporting, internal controls and audit functions. As described in the Audit Committee Charter, the Audit Committee’s primary responsibilities are to:

•	Review whether or not management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;
•	Review whether or not management has established and maintained processes to ensure that an adequate system of internal controls is functioning within the Company;
•	Review whether or not management has established and maintained processes to ensure compliance by the Company with legal and regulatory requirements that may impact its financial reporting and disclosure obligations;
•	Oversee the selection and retention of the Company’s independent registered public accounting firm, their qualifications and independence;
•	Prepare a report of the Audit Committee for inclusion in the proxy statement for the Company’s annual meeting of shareholders;
•	Review the scope and cost of the audit, the performance of the independent registered public accounting firm, and their report on the annual financial statements of the Company; and
•	Perform all other duties as the Board may from time to time designate.

Compensation Committee

The Compensation Committee was established in December 2004. Mr. Hohnke is the Chairman of this Committee, with Messrs. Kent and McLoughlin being the other two members of the Committee. The duties of the Committee include, among others, establishing any director compensation plan or any executive compensation plan or other employee benefit plan which requires shareholder approval; establishing significant long-term director or executive compensation and director or executive benefits plans which do not require stockholder approval; determination of any other matter, such as severance agreements, change in control agreements, or special or supplemental executive benefits, within the Committee’s authority; determining the overall compensation policy and executive salary plan; and determining the annual base salary, annual bonus, and annual and long-term equity-based or other incentives of each corporate officer, including the CEO.

Although a number of aspects of the CEO’s compensation may be fixed by the terms of his employment contract, the Compensation Committee retains discretion to determine other aspects of the CEO’s compensation. The CEO reviews the performance of the executive officers of the Company (other than the CEO) and, based on that review, the CEO makes recommendations to the Compensation Committee about the compensation of executive officers (other than the CEO). The CEO does not participate in any deliberations or approvals by the compensation committee or the Board with respect to his own compensation. The Compensation Committee makes recommendations to the Board about all compensation decisions involving the CEO and the other executive officers of the Company. The Board reviews and votes to approve all compensation decisions involving the CEO and the executive officers of the Company. The Compensation Committee and the Board will use data, showing current and historic elements of compensation, when reviewing executive officer and CEO compensation. The Committee is empowered to review all components of executive officer and director compensation for consistency with the overall policies and philosophies of the Company relating to compensation issues. The Committee may from time to time delegate duties and responsibilities to subcommittees or a Committee member. The Committee may retain and receive advice, in its sole discretion, from compensation consultants. None of the members of our Compensation Committee is one of our officers or employees.

None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Pursuant to its Charter, the Compensation Committee is authorized to retain and terminate, without Board or management approval, the services of an independent compensation consultant to provide advice and assistance. The Compensation Committee has the sole authority to approve the consultant’s fees and other retention terms, and reviews the independence of the consultant and any other services that the consultant or the consultant’s firm may provide to the company. The chair of the Compensation Committee reviews, negotiates and executes an engagement letter with the compensation consultant. The compensation consultant directly reports to the Compensation Committee. In May 2013, the Compensation Committee, following a review of independence and conflict of interest factors, engaged Pay Governance LLC as its independent compensation consultant. As part of its ongoing services to the Compensation Committee, the consultant supports the Compensation Committee in executing its duties and responsibilities with respect to the Company’s compensation programs by providing information regarding market trends and competitive compensation programs and strategies, including, among other things, preparing market data for executive positions, assessing management recommendations for changes in the compensation structure, working with management to ensure that the Company’s executive compensation programs are designed and administered consistent with the Committee’s requirements, and provides ad hoc support to the Committee, including discussing executive compensation and related corporate governance trends. Our human resources staff and senior management use the data provided by the consultant to prepare documents for use by the Compensation Committee in preparing their recommendations to the full Board. Pay Governance provides no other services to the Company.

Code of Conduct and Ethics

We have adopted a Code of Conduct and Ethics applicable to all directors, officers and employees which complies with the definition of a “code of ethics” as set forth in Item 406 of SEC Regulation S-K. The code of ethics is available at the Company’s website at http://www.cytomedix.com. We intend to disclose any future amendments to, or waivers from, the code of ethics within four business days of the waiver or amendment through a website posting or by filing a Current Report on Form 8-K with the SEC.

Executive Compensation

This discussion focuses on the compensation paid to “named executive officers,” which is a defined term generally encompassing all persons that served as principal executive officer at any time during the fiscal year, as well as certain other highly paid executive officers serving in such positions at the end of the fiscal year. During 2013 and 2012, the named executive officers consisted of the following persons:

•	Martin P. Rosendale — Chief Executive Officer (Principal Executive Officer)
•	Steven A. Shallcross — Chief Financial Officer (Principal Financial and Accounting Officer)
•	Edward L. Field — Chief Operating Officer (effective February 8, 2012; terminated as of June 30, 2014)
•	Andrew S. Maslan — former Chief Financial Officer (resigned effective May 2013)
•	Patrick P. Vanek — Vice President of Operations (through February 8, 2012)

Name and Principal Position	Year	Salary	Bonus	Option Awards(6)	All Other Compensation	Total
Martin P. Rosendale(1)	2013	$376,250	$91,000	$—	$10,200	$477,450
	2012	$359,167	$50,000	$—	$10,000	$419,167
Steven A. Shallcross(2)	2013	$185,278	$—	$270,240	$4,833	$460,351
Edward L. Field(3)	2013	$285,571	$57,179	$—	$13,710	$356,460
	2012	$243,191	$15,000	$675,411	$8,932	$942,534
Andrew S. Maslan(4)	2013	$93,750	$52,500	$—	$161,336	$307,586
	2012	$235,833	$32,000	$—	$10,000	$277,833
Patrick P. Vanek(5)	2012	$195,071	$15,000	$—	$1,950	$212,021

(1)	Mr. Rosendale may earn a cash bonus of up to 50% of his salary. The exact amount of such bonus compensation is to be determined by the Compensation Committee and approved by the Board. No stock options were awarded in 2012 and 2013. Amounts in All Other Compensation reflect employer 401(k) matching contributions. Effective as of May 14, 2014, the Company and Mr. Rosendale executed employment agreement with Mr. Rosendale, which, among others, approved the terms and provisions of Mr. Rosendale’s continued employment with the Company for a twelve-month term (which is renewable automatically for twelve-month terms unless terminated in accordance with the terms of the agreement) to include, among others: (i) base salary of $385,000 per annum, subject to review by the Board for subsequent increases on a periodic basis; (ii) an opportunity to earn an annual bonus in the amount of up to 50% of his annual base salary, subject to the Board’s review and approval, (iii) reimbursement of reasonable business expenses, and (iv) provisions relating to termination of his employment with or without cause as well as terminations for change in control of the Company. In addition, the foregoing agreement also contains non-solicitation, non-disparagement, non-competition and other covenants and provisions customary for agreements of this nature.
(2)	Mr. Shallcross was appointed by the Board on March 30, 2013 as the Company’s Executive Vice President, Chief Financial Officer, Secretary and Treasurer, commencing on May 10, 2013. The Board also approved the terms and provisions of Mr. Shallcross’ employment with the Company as set forth in certain Employment Letter dated March 30, 2013, to include, among others: (i) base salary of $290,000 per annum, subject to review by the Board for subsequent increases on an annual basis; (ii) a grant of stock options under the Company’s Long-Term Incentive Plan to purchase 600,000 shares of the Company’s common stock at an exercise price per share of $0.51, the closing price of the Company’s common stock on April 1, 2013, vesting in equal installments over three years after the issuance date, (iii) an opportunity to earn an annual bonus in the amount of up to 40% of his annual base salary, subject to the Board’s review and approval, (iv) provisions relating to termination of his employment with or without cause as well as terminations for change in control of the Company. In addition, the foregoing Employment Letter also contains non-solicitation, non-disparagement, non-competition and other covenants and provisions customary for agreements of this nature. Amount under Option Awards represent the grant date fair value of 600,000 options awarded during 2013. On April 8, 2014, in recognition for his services to the Company, the Board approved a one-time cash bonus in the amount of $60,000 payable to Mr. Shallcross.
(3)	Mr. Field joined the Company on February 8, 2012 as Chief Operating Officer. Amount of salary for 2012 represents amount earned from his date of hire. Mr. Field may earn a cash bonus of up to 40% of his salary. The exact amount of such bonus compensation is to be determined by the Compensation Committee and approved by the Board. Amount under Option Awards represent the grant date fair value of 534,000 options awarded during 2012. No stock options were awarded in 2013. Amounts in All Other Compensation reflect employer 401(k) matching contributions. Effective as of June 30, 2014, the Company terminated employment of Mr. Field. The employment termination was not for cause and was not due to any disagreement with the Company.
(4)	No stock options were awarded in 2012 and 2013. Mr. Maslan resigned as the Company’s CFO effective as of May 10, 2013. Amounts in All Other Compensation reflect employer 401(k) matching contributions and certain payments made as a result of the resignation.
(5)	Mr. Vanek relinquished his position as an officer of the Company effective February 8, 2012. However, he remains an employee and Vice President of Operations. Mr. Vanek may earn a cash bonus of up to 30% of his salary. The exact amount of such bonus compensation is to be determined by the Compensation Committee and approved by the Board. No stock options were awarded in 2012. Amounts in All Other Compensation reflect employer 401(k) matching contributions.
(6)	Represents the fair value of the stock option awards granted during the fiscal year, calculated in accordance with FASB ASC Topic 718. All equity-based compensation is estimated on the date of grant using the Black-Scholes-Merton option-pricing formula which uses various assumptions. The expected volatilities used in the model are based on the historical volatility of the Company’s stock. The Company uses peer company data to estimate option exercise and employee termination within the valuation model. The expected years until exercise represents the period of time that options are expected to be outstanding and was estimated by using peer company information. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. The Company estimated that the dividend rate on its Common stock will be zero.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

The Company has employment agreements with the following named executive officers. The following is a description of these agreements.

Martin P. Rosendale, CEO:  Mr. Rosendale’s employment agreement, as amended, provides for his at-will employment as the Company’s Chief Executive Officer. Effective June 1, 2012, Mr. Rosendale’s annual salary was $350,000 and his target bonus percentage was 50%, depending on the achievement of performance criteria. This compensation is subject to annual review and modification by the Board of Directors. If Mr. Rosendale’s employment is terminated by the Company, he is entitled to receive a lump sum severance payment of $50,000. Effective as of May 14, 2014, the Company and Mr. Rosendale executed employment agreement with Mr. Rosendale, which, among others, approved the terms and provisions of Mr. Rosendale’s continued employment with the Company for a twelve-month term (which is renewable automatically for twelve-month terms unless terminated in accordance with the terms of the agreement) to include, among others: (i) base salary of $385,000 per annum, subject to review by the Board for subsequent increases on a periodic basis; (ii) an opportunity to earn an annual bonus in the amount of up to 50% of his annual base salary, subject to the Board’s review and approval, (iii) reimbursement of reasonable business expenses, and (iv) provisions relating to termination of his employment with or without cause as well as terminations for change in control of the Company. In addition, the foregoing agreement also contains non-solicitation, non-disparagement, non-competition and other covenants and provisions customary for agreements of this nature.

Steven S. Shallcross, CFO, Executive VP, Secretary and Treasurer:  On May 23, 2014, the Board approved the Company’s execution of employment agreement with Mr. Shallcross (with the effective date of each as of May 30, 2014), the terms and provisions of which include Mr. Shallcross’ continued employment with the Company to include, among others: (i) base salary of $290,000 per annum, subject to review by the Board for subsequent increases on an annual basis; (ii) an opportunity to earn an annual bonus in the amount of up to 40% of his annual base salary, subject to the Board’s review and approval, and (iii) provisions relating to termination of his employment with or without cause as well as terminations for change in control of the Company. In addition, the foregoing agreement also contains non-solicitation, non-disparagement, non-competition and other covenants and provisions customary for agreements of this nature.

Dean Tozer, CCO:  On May 23, 2014, the Board approved the Company’s execution of employment agreement with Mr. Tozer, which terms and provisions of Mr. Tozer’s continued employment with the Company for the 30-month term to include, among others: (i) base salary of $300,000 per annum, subject to review by the Board for subsequent increases on an annual basis; (ii) an opportunity to earn an annual bonus in the amount of up to 40% of his annual base salary, subject to the Board’s review and approval, and (iii) provisions relating to termination of his employment with or without cause as well as terminations for change in control of the Company. In addition, the foregoing agreement also contains non-solicitation, non-disparagement, non-competition and other covenants and provisions customary for agreements of this nature. As previously disclosed, the Board appointed Mr. Tozer as the Company’s CCO on March 30, 2014.

Peter Clausen, CSO:  On May 23, 2014, the Board approved the Company’s execution of employment agreement with Mr. Clausen, which terms and provisions of Mr. Clausen’s continued employment with the Company to include, among others: (i) base salary of $290,000 per annum, subject to review by the Board for subsequent increases on an annual basis; (ii) an opportunity to earn an annual bonus in the amount of up to 40% of his annual base salary, subject to the Board’s review and approval, and (iii) provisions relating to termination of his employment with or without cause as well as terminations for change in control of the Company. In addition, the foregoing agreement also contains non-solicitation, non-disparagement, non-competition and other covenants and provisions customary for agreements of this nature.

Edward L. Field:  Mr. Field’s employment agreement provides for his at-will employment as the Company’s Chief Operating Officer. Effective April 1, 2013, Mr. Field’s annual salary was $290,000 and his target bonus percentage was 40%, depending on the achievement of performance criteria. This compensation is subject to annual review and modification by the Board of Directors. If Mr. Field’s employment is terminated by the Company without cause, he is entitled to receive his annual base salary and all other benefits for a period of six months on the same terms and schedules as existed immediately prior to his termination. Additionally, unvested stock options will continue to vest during this six month period. Effective as of June 30, 2014, the Company terminated employment of Mr. Field. The employment termination was not for cause and was not due to any disagreement with the Company.

Andrew S. Maslan:  Mr. Maslan’s employment agreement, as amended, provides for his at-will employment as the Company’s Chief Financial Officer. Effective June 1, 2012, Mr. Maslan’s annual salary was $250,000 and his target bonus percentage was 35%, depending on the achievement of performance criteria. This compensation is subject to annual review and modification by the Board of Directors. If Mr. Maslan’s employment is terminated by the Company without cause, he is entitled to receive his annual base salary and all other benefits for a period of six months on the same terms and schedules as existed immediately prior to his termination. Additionally, unvested stock options will continue to vest during this six month period. On March 29, 2013, Mr. Maslan tendered his resignation as the Company’s CFO and Secretary effective as of May 10, 2013. Mr. Maslan’s departure was not due to any disagreement with the Company. The Company and Mr. Maslan executed a Separation Agreement dated as of March 30, 2013, which was approved by the Compensation Committee and the independent members of the Board of Directors. The Separation Agreement provides Mr. Maslan with certain payments and benefits upon termination of employment consistent with the terms and provisions of the “not for cause” termination of his employment agreement with the Company. In addition, the Company and Mr. Maslan agreed, among other things, that the unvested portion of his December 2011 option grant representing 33,334 options will vest immediately upon execution of the Separation Agreement. Further, Mr. Maslan’s stock options previously awarded by the Company and vested as of the date of the Separation Agreement will remain in full force and effect and will continue to be governed by the terms of the applicable stock option grant notices and agreements between him and the Company. The parties to the Separation Agreement executed releases with respect to certain claims enumerated in the Separation Agreement. In addition, Mr. Maslan made additional representations and covenants, including, among others, covenant not to sue, not to solicit the Company’s personnel, not to disparage the Company and related parties, and to keep the Company’s information confidential. The Separation Agreement also contains certain other provisions that are customary in agreements of this nature.

Grants of Plan-Based Awards in 2013

Name	Grant date	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards
Martin P. Rosendale		—
Steven A. Shallcross	03/30/2013	600,000	$0.51	$270,240
Edward L. Field		—
Andrew S. Maslan		—

Outstanding Equity Awards at December 31, 2013

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date
Martin P. Rosendale	200,000	—		$1.54	3/14/2018
	300,000	—		$0.75	9/19/2018
	200,000	—		$0.40	12/16/2018
	165,000	—		$0.56	9/18/2019
	100,000	50,000	(2)	$0.80	12/1/2021
Steven A. Shallcross	—	600,000	(3)	$0.51	3/30/2023
Edward L. Field	423,000	111,000	(4)	$1.40	2/8/2022
Andrew S. Maslan	60,000	—		$5.07	1/11/2016
	40,000	—		$2.52	3/16/2016
	50,000	—		$2.73	10/11/2016
	20,000	—		$0.88	7/27/2017
	100,000	—		$0.70	9/18/2018
	35,000	—		$0.60	5/13/2019
	30,000	—		$0.62	9/17/2019
	50,000	—		$0.56	7/13/2020
	10,000	—		$0.37	5/23/2021
	50,000	—		$0.80	12/1/2021

(1)	All options are fully vested.
(2)	All 50,000 options vest on December 1, 2014.
(3)	Options vest as follows: 200,000 each on March 30, 2014, March 30, 2015 and March 30, 2016.
(4)	All 111,000 options vest on December 31, 2014.

Option Exercises and Stock Vested in 2013

Option awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)
Martin P. Rosendale	—	$—
Steven A. Shallcross	—	$—
Edward L. Field	—	$—
Andrew S. Maslan	—	$—

The Company does not provide any pension plans/benefits or nonqualified deferred compensation.

Director Compensation in 2013

For service during 2013, each non-employee director was entitled to and received options to purchase 30,000 shares of the Company’s common stock and, in addition, each committee chair was entitled to and received options to purchase 10,000 shares of the Company’s common stock.

Name	Fees Earned or Paid in Cash	Option Awards(1)	All Other Compensation	Total
David E. Jorden(2)	$—	$—	$100,000	$100,000
James S. Benson	$30,000	$13,932	$—	$43,932
Joseph Del Guercio	$25,000	$13,932	$—	$38,932
Lyle A. Hohnke	$25,000	$13,932	$—	$38,932
Stephen N. Keith	$30,000	$18,576	$—	$48,576
Richard S. Kent	$25,000	$13,932	$—	$38,932
Mark T. McLoughlin	$30,000	$18,576	$—	$48,576
C. Eric Winzer	$35,000	$18,576	$—	$53,576

(1)	Represents the fair value of the stock option awards granted during the fiscal year, calculated in accordance with FASB ASC Topic 718. All equity-based compensation is estimated on the date of grant using the Black-Scholes-Merton option-pricing formula which uses various assumptions. The expected volatilities used in the model are based on the historical volatility of the Company’s stock. The Company uses peer company data to estimate option exercise and employee termination within the valuation model. The expected years until exercise represents the period of time that options are expected to be outstanding and was estimated by using peer company information. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. The Company estimated that the dividend rate on its common stock will be zero. At December 31, 2013, the following number of stock options remained unexercised by non-employee directors as follows: Benson — 380,000, Del Guercio — 60,000, Hohnke — 535,000, Keith — 200,000, Kent — 60,000, McLoughlin — 390,000, Winzer — 200,000.
(2)	Mr. Jorden is an executive member of management in addition to serving on the Board as Executive Chairman. He is not compensated for his Board service. No stock options were awarded in 2013. The amount in the All Other Compensation column represents his cash compensation as an employee in 2013.

In May 2013, the Board’s Compensation Committee engaged an outside compensation consultant to conduct an overall assessment of the non-management director compensation levels to assess the competitive positioning of the Company’s program for such directors. In its review, the compensation consultants considered, among other factors, annual Board committee retainers and per meeting fees, chair premium/incremental fees, annualized expected value of stock-based compensation, and actual total cash compensation. Following its review, the consutlants concluded that Cytomedix director compensation was generally aligned with (or slightly below) market practices. In June 2013, the Board reviewed the Compensation Committee report based upon the foregoing conclusions and adopted the Committee recommendation to leave the director compensation unchanged.

2002 Long Term Incentive Plan

Our 2002 Long-Term Incentive Plan (“LTIP”) is authorized for issuance of up to 10.5 million shares of common stock. The LTIP permits awards of stock options, stock appreciation rights, restricted stock, phantom stock, performance units, dividend equivalents or other stock-based awards to our employees, officers, consultants, independent contractors, advisors, and directors. As of December 31, 2013, 531,802 shares of common stock have been issued upon exercise of options granted pursuant to the LTIP.

2013 Equity Incentive Plan

Our 2013 Equity Incentive Plan (“EIP”) is authorized for issuance of up to 18 million shares of common stock. The EIP permits awards of stock options, stock awards and stock unit awards to our employees, officers, consultants, independent contractors, advisors, and directors.

Transactions with Related Persons

Except as set forth below, during the 2012 and 2013 fiscal years, we were not involved in any related party transactions subject to Item 404 of Regulation S-K.

In February 2013, the Company raised gross proceeds of $5,000,000, before placement agent’s fees and other offering expenses, in a registered public offering. Proceeds from the transaction were to be used for general corporate and working capital purposes. The securities purchase agreements in connection with this offering provided for certain “piggy-back” registrations rights with respect to the Company’s securities (including shares to be issued upon warrant exercises) purchased in the offering by investors that are affiliates of the Company, such that the Company agreed, to the extent such affiliate investors are not able to resell such securities without restriction, to include such securities in its future registration statements, subject to applicable limitations. Also, to the extent that such securities have been not registered at the time the Company is required to file a registration statement in connection with the final milestone event relating to the February 2012 Aldagen acquisition, the affiliate investors will have the right to include such securities in such registration statement. The terms of the foregoing transaction, among other things, were disclosed in the Company’s Current Report on Form 8-K filed with the SEC on February 20, 2013.

Also in February 2013, the Company and Aldagen Holdings, LLC, a North Carolina limited liability company (“Aldagen Holdings”), executed an amendment (the “Amendment”) to the February 8, 2012 Exchange and Purchase Agreement (the “Exchange Amendment”). The disinterested members of the Board reviewed and approved the terms and provisions of the Amendment. The purpose of the Amendment was to modify the terms of the post-closing consideration. The purpose of the Exchange Amendment was to modify the terms of the post-closing consideration which was originally structured around the achievement of certain milestone events relating to the Company’s current ALD-401 Phase 2 clinical trials. The total number of 20,309,723 shares representing the post-closing consideration which Aldagen Holdings will be entitled receive as contemplated under the terms of the Exchange Agreement (the “Maximum Post-Closing Consideration”) remained unchanged. The terms of the Amendment were as follows: (i) the second post-closing issuance of the Company’s common stock was reduced from 3,046,458 shares of the Company’s company stock (or 15% of the Maximum Post-Closing Consideration) to 1,523,229 shares of the Company’s common stock (or 7.5% of the Maximum Post-Closing Consideration), which issuance is contingent upon the enrollment requirements as provided in the FDA approved protocol for the ALD 401 Phase 2 trial; and (ii) the third post-closing issuance of the Company’s common stock was increased from 16,247,779 shares of the Company’s company stock (or 80% of the Maximum Post-Closing Consideration) to 17,771,008 shares of the Company’s common stock (or 87.5% of the Maximum Post-Closing Consideration), which issuance is contingent upon favorable clinical efficacy for the ALD 401 Phase 2 trial as defined in the Exchange Agreement.

In February 2013, the Company and its wholly-owned subsidiary, Cytomedix Acquisition Company, LLC, on the one hand, and the holder of the April 28, 2011 $2.1 million secured promissory note (the “JP Trust Note”), JP’s Nevada Trust (the “Lender”), on the other hand, agreed, in consideration for subordination of its security interest under the JP Trust Note to that of MidCap Bank pursuant to the terms of the Subordination Agreement, to amend the terms of the outstanding JP Trust Note to extend the maturity date of such note to November 19, 2016, among other things. As disclosed in the Company’s Current Report on Form 8-K relating to the original issuance of the JP Trust Note, the Company’s payment obligations with respect to $1.4 million under the JP Trust Note were guaranteed by certain insiders, affiliates, and shareholders of the Company, including David E. Jorden, Chairman of the Board of the Company (the “Guarantors”). In light of the foregoing changes to the Lender’s warrant vesting schedule and issuance of new warrants the Lender, as described above, the disinterested members of the Board also: (i) reviewed and approved amendments to the warrant vesting schedule on the Guarantors’ warrants (including those held by Mr. Jorden) issued by the Company in April 2011 such that the remaining 500,000 warrant shares are exercisable immediately and (ii) granted the right to the Guarantors to acquire up to 533,334 shares of the Company’s Common stock pursuant to warrants at the exercise price of $0.70 per share, vesting as follows: (i) 266,667 warrant shares may be exercised only if the JP Trust Note has not been prepaid by the fourth anniversary of its issuance, and (ii) the remaining 266,667 shares may be exercised only if the JP Trust Note has not been paid by the fifth anniversary of its issuance (including 107,143 of the previously issued warrants held by Mr. Jorden, which will now vest immediately, and (i) 57,143 of his warrant shares may be exercised only if the JP Trust Note has not been paid by the fourth anniversary of its issuance, and (ii) the remaining 57,143 shares may be exercised only if the JP Trust Note has not been paid by the fifth anniversary of its issuance). The terms of the foregoing transaction, among other things, were disclosed in the Company’s Current Report on Form 8-K filed with the SEC on February 20, 2013.

Review and Approval Policies and Procedures for Related Party Transactions

Pursuant to written Board policies, our executive officers and directors, and principal stockholders, including their immediate family members and affiliates, are not permitted to enter into a related party transaction without the prior consent of the Board. Any request for such related party transaction with an executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to the Audit Committee and the Board for review, consideration and approval. All of our directors, executive officers and employees are required to report to the Board any such related party transaction. In approving or rejecting the proposed agreement, the Board will consider the relevant facts and circumstances available and deemed relevant to the Board which will approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as the Board determines in the good faith exercise of its discretion.

***********************

Proposal 1

To elect directors, each to serve until the next Annual Meeting of Shareholders or until each successor is duly elected and qualified.

Our Board currently consists of eight directors (and a vacancy resulting from James Benson’s departure in October 2013): Mark T. McLoughlin, C. Eric Winzer, Stephen N. Keith, Martin P. Rosendale, Richard S. Kent, Lyle Hohnke, Joseph Del Guercio and David E. Jorden. The Nominating and Governance Committee nominated and the Board approved and recommended all of the current Board members for re-election at the Annual Meeting. All nominees have consented to being named herein and have indicated their intention to serve as our directors, if elected. The Board has no reason to believe that any nominee would be unable or unwilling to serve if elected. Unless authority to do so is withheld, the persons named as proxies will vote the shares represented by such proxies for the election of the named director nominees. In case any of the nominees becomes unavailable for election to the Board the persons named as proxies will have full discretion and authority to vote or refrain from voting for any other nominees in accordance with their judgment. The Board nominees, if elected, will serve until the next annual meeting of shareholders or until each successor is duly elected and qualified. Biographical information with respect to the current Board members all of whom stand for re-election is provided in the Directors and Executive Officers of Cytomedix section of this proxy statement.

Vote Required and Board Recommendation

A plurality of the eligible votes cast is required to elect director nominees at the Annual Meeting at which a quorum is present in person or by proxy. A nominee who receives a plurality means he has received more votes than any other nominee for the same director’s seat. The Board recommends a vote FOR election of each of the director nominees.

Proposal 2

To ratify the appointment of Stegman & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

General

In April 2011, we engaged, upon the Audit Committee’s approval, the services of Stegman & Company (“Stegman”) as the Company’s new independent registered public accounting firm. Stegman also performed (and will continue to do so with respect to our future interim reports) a review of the unaudited condensed consolidated quarterly financial statements to be included in the Company’s Quarterly Reports on Form 10-Q. The decision to change accountants was approved by the Audit Committee of the Board. The Audit Committee, which has selected Stegman to serve as our independent auditors, believes that Stegman has the personnel, professional qualifications and independence necessary to act as the Company’s independent auditors. A representative of Stegman will be in attendance at the Annual Meeting either in person or by telephone. The representative will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders. The ratification by our shareholders of the Audit Committee’s selection of independent public accountants is not mandated by Delaware law, our bylaws or other legal requirements. However, the Audit Committee is submitting its selection of Stegman to our shareholders for ratification this year. If the selection of Stegman is ratified by our shareholders at the Annual Meeting, the Audit Committee, in its discretion, nevertheless may select and appoint a different independent accounting firm at any time. If the shareholders do not ratify the selection of Stegman, the Audit Committee will reconsider the retention of that firm, but the Audit Committee would not be required to select another firm as independent public accountants and may nonetheless retain Stegman. If the Audit Committee does select another firm to serve as the Company’s independent public accountants, whether or not the shareholders have ratified the selection of Stegman, the Audit Committee would not be required to call a special meeting of the shareholders to seek ratification of the selection, and in all likelihood would not call a special meeting for that purpose. In any event, the Audit Committee will make any determination as to the selection of the Company’s independent public accountants in light of the best interests of the Company and its shareholders.

Services Performed	2013	2012
Audit fees(1)	$160,000	$172,500
Audit-related fees(2)	—	—
Tax fees(3)	$30,000	$30,000
All other fees(4)	—	—
Total Fees	$190,000	$202,500

(1)	Audit fees represent fees billed for professional services provided in connection with the audit of the Company’s annual financial statements, reviews of its quarterly financial statements, and audit services provided in connection with statutory and regulatory filings for those years.
(2)	Audit-related fees represent fees billed primarily for assurance and related services not reported under Audit fees.
(3)	Tax fees principally represent fees billed for tax preparation, tax advice and tax planning services.
(4)	All other fees principally would include fees billed for products and services provided by the accountant, other than the services reported under the three captions above.

The Audit Committee has the sole authority to pre-approve all audit and non-audit services provided by independent accountants. The Audit Committee has adopted policies and procedures for the pre-approval of services provided by the independent accountants. The Audit Committee, on an annual basis, reviews audit and non-audit services performed by the independent accountants. All audit and non-audit services are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the accountants’ independence. All requests for services to be provided by the independent accountants, which must include a description of the services to be rendered and the amount of corresponding fees, are submitted to the Chief Financial Officer. The CFO has the authority to authorize services that fall within the category of services that the Audit Committee has pre-approved. If there is any question as to whether a request for services falls within the category of services that the Audit Committee has pre-approved, the CFO will consult with the chairman of the Audit Committee. The CFO submits requests or applications to provide services that the Audit Committee has not pre-approved, which must include an affirmation by the CFO and the independent accountants, that the request or application is consistent with the SEC’s rules on auditor independence, to the Audit Committee (or its chairman or any of its other members pursuant to delegated authority) for approval.

As permitted under the Sarbanes-Oxley Act of 2002, the Audit Committee may delegate pre-approval authority to one or more of its members. Any service pre-approved by a delegate must be reported to the Audit Committee at the next scheduled quarterly meeting. The Audit Committee considered whether the provision of the auditors’ services, other than for the annual audit and quarterly reviews, is compatible with its independence and concluded that it is compatible.

Vote Required and Board Recommendation

The affirmative vote of a majority of the shares present, either by proxy or in person, and entitled to vote is required to approve this proposal. The Board recommends a vote FOR this Proposal 2.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with the management of Cytomedix, Inc. and Stegman & Company (“Stegman”), the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2013, together and separately, the audited financial statements contained in the Company’s Annual Report on Form 10-K for the 2013 fiscal year. The Company’s management is responsible for preparing the Company’s financial statements, implementing and maintaining systems of internal control, and the independent auditors are responsible for auditing those financial statements and expressing its opinion as to whether the financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles in the United States of America. The Audit Committee is responsible for overseeing the conduct of these activities by the Company’s management and the independent auditors.

During 2013, the Audit Committee reviewed and discussed with the independent auditors the overall scope and specific plans for their audit. In connection with the Company’s Annual Report on Form 10-K, the Audit Committee reviewed and discussed with the independent auditors and with management the Company’s audited consolidated financial statements and the adequacy of its internal control over financial reporting. The Audit Committee met with the independent auditors, without management present, to discuss the results of the independent auditors’ audit and the overall quality of the Company’s financial reporting. The Audit Committee discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61 (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T. The Audit Committee received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee.

/s/ C. Eric Winzer (Chairman), Mark T. McLoughlin, Stephen N. Keith

Proposal 3

To approve an amendment to the Company’s Certificate of Incorporation to change the name of the Company to “Nuo Therapeutics, Inc.”

The Board unanimously adopted a resolution to submit to a vote of shareholders a resolution to change the name of the Company from “Cytomedix, Inc.” to “Nuo Therapeutics, Inc.” If shareholders approve this proposal, the change in the Company’s name will become effective promptly after the Annual Meeting upon the filing by the Company of an amendment (as set forth below) to its Certificate of Incorporation, as amended to date, with the Secretary of State of the State of Delaware reflecting the new name of the Company. The text of the proposed amendment follows:

“1. The name of the Corporation is Nuo Therapeutics, Inc.”

In August 2013, we announced a commercial licensing agreement for our Angel technology platform, and subsequently in September 2013, we announced a strategic reorganization of our research and development operations supporting the Company’s focus on the commercialization of the AutoloGel System in the chronic wound market. This new strategic direction and commercial focus of the Company represent a significant departure from the past direction and identity of the corporation. Our Board of Directors concluded that, with the continued transformation of our commercial focus, it was in the best interest of the Company to change the corporate name to reflect the change in strategy, direction and branding. Following a rigorous process, supported by a team of experts in this area, we have selected “Nuo Therapeutics, Inc.” as the proposed new corporate name.

If approved by shareholders, the change in our name will not affect the validity or transferability of any existing share certificates that bear the name “Cytomedix, Inc.” If the proposed name change is approved, shareholders with certificated shares should continue to hold their existing share certificates. The rights of shareholders holding certificated shares under existing share certificates and the number of shares represented by those certificates will remain unchanged. Direct registration accounts and any new share certificates that are issued after the name change becomes effective will bear the name “Nuo Therapeutics, Inc.”

If the proposed name change is approved, our shares will continue to be quoted or traded under the same symbol. Our stock trading symbol will not be affected by the name change amendment, although we may seek to change our stock trading symbol to make it better reflect our new name once the name change amendment is effective. The name change amendment, if approved, will not affect the rights of any holder of our common stock, nor of any holder of any right to receive our common stock.

The name change will result in an immaterial cost to the Company.

The name change amendment will become effective upon approval by the shareholders and the filing of the Certificate of Amendment to the Certificate of Incorporation reflecting the name change amendment with the Secretary of State of Delaware. If approved by the shareholders, we anticipate that the Certificate of Amendment will be filed as soon as practicable.

Our Board unanimously recommends a vote “FOR” the approval of the change in the name of the Company from “Cytomedix, Inc.” to “Nuo Therapeutics, Inc.”

Vote Required and Board Recommendation

Approval of this Proposal requires the affirmative vote of a majority of our outstanding shares entitled to vote on such proposal. The Board recommends a vote FOR this Proposal 3.

Proposal 4

To amend the 2013 Equity Incentive Plan to increase the maximum number of shares of common stock which may be (i) issued to key employees as stock options in any calendar year, (ii) used for stock awards and/or stock unit awards intended to qualify as “performance-based” to any key employee in any calendar year under Section 162(m) of the Internal Revenue Code, and (iii) used for stock awards and/or stock unit awards, all as described in more detail in the Proxy Statement.

In September 2014, our Board unanimously approved and recommended to the shareholders that they approve and ratify certain amendments to the 2013 Equity Incentive Plan (the “Plan”) to increase the maximum number of shares of common stock which may be (i) issued to key employees as stock options in any calendar year from 300,000 (350,000 for new employees) to 1,200,000 (2,000,000 for new employees), (ii) used for stock awards and/or stock unit awards intended to qualify as “performance-based” to any key employee in any calendar year under Section 162(m) of the Internal Revenue Code (the “Code”) from 300,000 to 1,200,000, and (iii) used for stock awards and/or stock unit awards from 1,000,000 to 3,000,000.

The Plan was approved by our shareholders at the December 2013 Annual Shareholder meeting. At the June 2014 Special Shareholder meeting, our shareholders approved an amendment to the Plan to increase the number of shares of common stock authorized to be issued under the Plan from 3 million to 18 million shares. The purpose of the amendments presented in this proxy statement is not to further increase the overall size of the Plan, but rather to increase individual limits on the number of shares available under the Plan to correspond to and with the size of the Plan and to enhance the Company’s ability to remain flexible and competitive in awarding grants under the Plan so as to retain and attract current and future personnel.

The above referenced amendments to the Plan have been prepared with the advice and assistance of the independent compensation consultant retained by the Compensation Committee (see above in this proxy statement for description of the Compensation Committee’s independent compensation consultant). The independent compensation consultant has advised the Compensation Committee that the proposed amendments to the Plan as well as the overall Plan and reserve limits under the Plan are generally commensurate to peer studies and aligned with market practices.

As of the date of this proxy statement, we have 12,092,300 shares of common stock available for issuance under the Plan. The amended language of Section 4.2 of the Plan, as approved by the Board, reads in its entirety as follows:

“4.2 Shares Under Awards.

Of the shares of Common Stock authorized for issuance under the Plan pursuant to Section 4.1:

(a)	The maximum number of shares of Common Stock as to which a Key Employee may receive Stock Options in any calendar year is 1,200,000, except that the maximum number of shares of Common Stock as to which a Key Employee may receive Stock Options in the calendar year in which such Key Employee begins employment with the Company or its Subsidiaries is 2,000,000.
(b)	The maximum number of shares of Common Stock that may be used for Stock Awards and/or Stock Unit Awards that are intended to qualify as “performance-based” in accordance with Section 162(m) of the Code that may be granted to any Key Employee in any calendar year is 1,200,000, or, in the event the Award is settled in cash, an amount equal to the Fair Market Value of such number of shares on the date on which the Award is settled.
(c)	The maximum number of shares of Common Stock as to which a Key Employee may receive Stock Awards and/or Stock Unit Awards in any calendar year is 3,000,000.

The numbers of shares described herein shall be as adjusted in accordance with Section 4.3 of the Plan.”

A copy of the Plan is set forth in Appendix A to this proxy statement.

The Plan permits awards of stock options, stock awards and stock unit awards to our employees, officers, consultants, independent contractors, advisors, and directors. We believe that the making of awards under the Plan promotes the success and enhances the value of our Company by providing our employees, officers, consultants, independent contractors, advisors and directors with an incentive for outstanding performance. The Plan is further intended to provide flexibility in our ability to motivate, attract, and retain the services of employees, officers, consultants, independent contractors, advisors and directors upon whose judgment, interest, and special effort the successful conduct of our operation is largely dependent. Accordingly, the Board believes it necessary to have sufficient shares reserved and allocated to the Plan to permit the grant of awards from time to time to selected employees, officers, consultants, independent contractors, advisors and directors.

The Plan is administered by the Compensation Committee of the Board unless the Board otherwise determines. Under the Plan, the Compensation Committee has the authority to:

•	designate participants;
•	determine the type or types of awards to be granted to each participant;
•	determine the number of awards to be granted and the number of shares of stock to which an award will relate;
•	determine the terms and conditions of any award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an award, and accelerations or waivers thereof, based in each case on applicable terms and conditions of the Plan and such other considerations as the Compensation Committee in its sole discretion determines;
•	accelerate the vesting or lapse of restrictions of any outstanding award, based in each case on such other considerations as the Compensation Committee in its sole discretion determines;
•	determine whether, to what extent, and under what circumstances an award may be settled in, or the exercise price of an award may be paid in, cash, stock, other awards, or other property, or an award may be canceled, forfeited, or surrendered;
•	prescribe the form of each award agreement, which need not be identical for each participant;
•	decide all other matters that must be determined in connection with an award;

•	establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
•	make all other decisions and determinations that may be required under the Plan or as the Compensation Committee deems necessary or advisable to administer the Plan; and
•	amend any award agreement as provided in the Plan.

Equity Compensation Plan Information as of December 31, 2013

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	8,520,816	$1.19	2,990,000
Equity compensation plans not approved by security holders(1)	1,661,364	$1.24	n/a
Total	10,182,180	$1.20	2,990,000

(1)	These amounts represent the aggregate of individual compensation arrangements with external service providers.

As of September 17, 2014, no shares of common stock have been issued upon exercise of options granted pursuant to the 2013 Plan. As of December 31, 2013, there were no determinable benefits or amounts under the Plan to be received or allocated to our CEO, CFO, COO, executive officers (as a group), non-executive directors (as a group) or our non-executive officers (as a group).

All options under the Plan are granted at no less than the fair market value (closing price) of the Company’s common stock on the date of grant and are exercisable for an equivalent number of shares of the Company’s common stock.

The Plan’s objectives are, among others, to attract and retain outstanding individuals as employees, directors and consultants of the Company and to recognize the contributions made to the Company and its subsidiaries. A total number of individuals eligible to participate under the Plan, which includes directors, key employees and consultants, is approximately 45. Shares issuable under the Plan will either be shares of our authorized but previously unissued common stock, or shares reacquired by the Company. All shares granted in the form of options under the Plan will reduce, on a share for share basis, the number of shares available for subsequent grants. Option grants which are forfeited under the terms of the Plan will return to the pool of reserved shares and be available for subsequent grants. Other material features of the Plan include: (i) each option granted is exercisable at such time or times up to ten years from date of grant, and for such number of shares as is determined by the Committee and set forth in a duly executed stock option agreement and (ii) option exercise dates may become accelerated upon a termination of service without cause or a change in control of the Company.

The Compensation Committee will issue the unused shares allocated to the Plan as it deems necessary to attract and retain our employees, directors and consultants. The Board will neither seek nor be required to obtain shareholder approval to direct the allocation or grant of benefits under the Plan. In the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction, the Compensation Committee may make such adjustments as it deems appropriate, in its sole discretion, to preserve the benefits or intended benefits of the Plan and awards granted under the Plan. Such adjustments may include, without limitation, adjustment in the number and kind of shares reserved for issuance under the Plan; adjustment in the number and kind of shares covered by outstanding awards; adjustment in the exercise price of outstanding stock options or the price of stock awards or stock unit awards under the Plan, adjustments to any of the shares limitations under Sections 4.1 or 4.2 of the Plan, and any other changes that the Compensation Committee determines to be equitable under the circumstances.

Section 162(m) of the Code limits the tax deductibility by public companies of compensation in excess of $1 million paid to certain executive officers. These officers include any employee who, as of the close of the taxable year, is the principal executive officer, and any employee whose total compensation for the taxable year is required to be reported to shareholders under the Exchange Act by reason of such employee being among the three highest compensated officers for that taxable year, other than the principal executive officer or the principal financial officer. However, compensation which qualifies as “performance-based” is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation’s shareholders. It is our policy to qualify, to the extent reasonable, our executive officers’ compensation for deductibility under applicable tax law. The relevant provisions of the Plan are intended to be compliant with Section 162(m) requirements, but the Company cannot assure or guarantee Section 162(m) treatment. The Company intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, its compensation philosophy, and its best interests. Therefore, it may from time to time pay compensation to its executive officers that may not be deductible.

Federal Income Tax Consequences

The federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality. The federal income tax consequences arising with respect to awards granted under the Plan will depend on the type of the award. The following provides only a general description of the application of current federal income tax laws to certain awards under the Plan.

Incentive Stock Options.  A Participant is not taxed for regular federal income tax purposes at the time an Incentive Stock Option is granted, but on exercise, the excess of the fair market value of the shares received over the option exercise price will be taken into account for the alternative minimum tax. The tax consequences upon exercise and later disposition depend upon whether the Participant was an employee of the Company or its subsidiary at all times from the date of grant until three months preceding exercise (one year in the case of death or disability) and on whether the Participant holds the shares for more than one year after exercise and two years after the date of grant of the Option. If the Participant satisfies both the employment rule and the holding period rule, for regular tax purposes the Participant will not realize income upon exercise of the Option and the Company will not be allowed an income tax deduction at any time. The difference between the Option price and the amount realized upon disposition of the shares by the Participant will constitute a long-term capital gain or a long-term capital loss, as the case may be. Neither the employment rule nor the holding rule will apply to the exercise of an Option by the estate of a Participant, provided that the Participant satisfied the employment rule as of the date of such Participant’s death. If the Participant meets the employment rule but fails to observe the holding period rule (a “Disqualifying Disposition”), the Participant generally recognizes as ordinary income, in the year of the disqualifying disposition, the excess of the fair market value of the shares at the date of exercise over the Option price. Any excess of the sales price over the fair market value at the date of exercise will be recognized by the Participant as capital gain (long-term or short-term depending on the length of time the stock was held after the Option was exercised). If, however, the sales price is less than the fair market value at the date of exercise, then the ordinary income recognized by the Participant is generally limited to the excess of the sales price over the Option price. In the event of a Disqualifying Disposition, the Company will be entitled to a tax deduction in the amount of ordinary income recognized by the Participant.

Nonqualified Stock Options.  A Participant who is granted a Nonqualified Stock Option will not realize taxable income at the time the Option is granted. In general, a Participant will be subject to tax for the year of exercise on an amount of ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the Option price, and the Company will receive a corresponding deduction. Income tax withholding requirements apply upon exercise. The Participant’s basis in the shares so acquired will be equal to the Option price plus the amount of ordinary income upon which he is taxed. Upon subsequent disposition of the shares, the Participant will realize capital gain or loss, long-term or short-term, depending upon the length of time the shares are held after the Option is exercised. Different consequences may apply for a Participant subject to the alternative minimum tax.

Withholding.  The Company may require (as a condition to the issuance or delivery of any share of the Company’s common stock) the Participant to pay the Company an amount equal to the amount of all federal, state or local taxes required to be withheld, based on the tax rates then in effect or the tax rates that the Company reasonably believes will be in effect for the applicable tax year.

Vote Required and Board Recommendation

The affirmative vote of a majority of the shares present, either by proxy or in person, and entitled to vote on the proposal. The Board recommends a vote FOR this Proposal 4.

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Interest of Certain Persons in Matters to be Acted Upon

Except as otherwise discussed above, management is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director, nominee for director, or associate of the foregoing persons in any matter to be acted on, as described herein.

Shareholder Proposals and Submissions for Inclusion in the Proxy Statement for the
2015 Annual Meeting of Shareholders

We presently intend to hold our next Annual Meeting of shareholders in November 2015. A proxy statement and notice of the 2015 Annual Meeting will be mailed to all shareholders approximately one month prior to that date. Shareholder proposals must be received at our principal executive offices located at 209 Perry Parkway, Suite 7, Gaithersburg, Maryland no later than 120 days prior to the first anniversary of the date of this Proxy Statement; provided, however, that in the event that the date of the next annual meeting is advanced by more than 30 days from the anniversary date of the 2014 Annual Meeting, notice by the shareholder must be received no later than the close of business on the 10th day following the earlier of the date on which notice of the date of the meeting was mailed or public disclosure was made. All shareholder proposals received after the deadline will be considered untimely and will not be included in the proxy statement for the next annual meeting. The SEC rules establish a different deadline for submission of shareholder proposals that are not intended to be included in our proxy statement with respect to regularly scheduled annual meetings. Such proposals must be received by no later than September 17, 2015. The rules set forth standards as to what shareholder proposals are required to be included in a proxy statement. Also, the notice must meet the other requirements contained in our Bylaws. A copy of the relevant Bylaw provisions containing the requirements for making shareholder proposals may be obtained free of charge by contacting our Corporate Secretary at our executive offices.

Other Matters

The Board knows of no other matters which will come before the meeting. However, if any matters other than those set forth in the notice should be properly presented for action, the persons named in the proxy intend to take such action as will be consistent with the policies of the Company and will use their discretion.

House holding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “house holding,” potentially provides extra convenience for stockholders and cost savings for us.

Copies of the exhibits filed with the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2013 will be sent to shareholders by first class mail, without charge, within one day of the Company’s receipt of a written or oral request for said exhibits. To request exhibits, please send your written request to above referenced address.

If you are now receiving multiple copies of our proxy materials and would like to have only one copy of these documents delivered to your household in the future, please call, email or write to us at (240) 499-2680, investorrelations@cytomedix.com, or Cytomedix, Inc., 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877, Attention: Corporate Secretary.

Appendix A

CYTOMEDIX, INC.

2013 EQUITY INCENTIVE PLAN

Section 1.  Purpose.

The purpose of the Cytomedix, Inc. 2013 Equity Incentive Plan (the “Plan”) is to attract and retain outstanding individuals as Key Employees, Directors and Consultants of the Company and its Subsidiaries, to recognize the contributions made to the Company and its Subsidiaries by Key Employees, Directors and Consultants, and to provide such Key Employees, Directors and Consultants with additional incentive to expand and improve the profits and achieve the objectives of the Company and its Subsidiaries, by providing such Key Employees, Directors and Consultants with the opportunity to acquire or increase their proprietary interest in the Company through receipt of Awards.

Section 2.  Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

2.1 “Award” means any award or benefit granted under the Plan, which shall be a Stock Option, a Stock Award or a Stock Unit Award.

2.2 “Award Agreement” means, as applicable, a Stock Option Agreement, Stock Award Agreement or Stock Unit Award Agreement evidencing an Award granted under the Plan.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Change in Control” has the meaning set forth in Section 8.2 of the Plan.

2.5 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.6 “Committee” means the Management Organization and Compensation Committee of the Board or such other committee as may be designated by the Board from time to time to administer the Plan.

2.7 “Common Stock” means the Common Stock of the Company.

2.8 “Company” means Cytomedix, Inc., a Delaware corporation.

2.9 “Consultant” means a consultant or advisor who performs services for the Company or a Subsidiary and who renders bona fide services to the Company or a Subsidiary, if the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Consultant does not directly or indirectly promote or maintain a market for the Company’s securities.

2.10 “Director” means a director of the Company who is not an employee of the Company or a Subsidiary.

2.11 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.12 “Fair Market Value” means, (i) if the principal trading market for the Common Stock is the NASDAQ Global Market, the NASDAQ Capital Market, NYSE, NYSE MKT, or another national securities exchange, the “closing transaction” price at which shares of Common Stock are traded on such securities exchange on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (ii) if the Common Stock is not principally traded on a national securities exchange, but is quoted on the NASD OTC Bulletin Board (“OTCBB”) or the Pink Sheets, the last reported “closing transaction” price of Common Stock on the relevant date, as reported by the OTCBB or Pink Sheets, or, if not so reported, as reported in a customary financial reporting service, as the Committee determines, or (iii) if the Common Stock is not publicly traded or, if publicly traded, is not subject to reported closing transaction prices as set forth above, the Fair Market Value per share shall be as determined by the Committee.

2.13 “Incentive Stock Option” or “ISO” means a Stock Option granted under Section 5 of the Plan that meets the requirements of Section 422(b) of the Code or any successor provision.

2.14 “Key Employee” means an employee of the Company or any Subsidiary selected to participate in the Plan in accordance with Section 3. A Key Employee may also include a person who is granted an Award (other than an Incentive Stock Option) in connection with the hiring of the person prior to the date the person becomes an employee of the Company or any Subsidiary, provided that such Award shall not vest prior to the commencement of employment.

2.15 “Non-Qualified Stock Option” or “NSO” means a Stock Option granted under Section 5 of the Plan that is not an Incentive Stock Option.

2.16 “Participant” means a Key Employee, Consultant or Director selected to receive an Award under the Plan.

2.17 “Plan” means the Cytomedix, Inc. 2013 Equity Incentive Plan.

2.18 “Stock Award” means a grant of shares of Common Stock under Section 6 of the Plan.

2.19 “Stock Option” means an Incentive Stock Option or a Non-Qualified Stock Option granted under Section 5 of the Plan.

2.20 “Stock Unit Award” means a grant of a right to receive shares of Common Stock or cash under Section 7 of the Plan.

2.21 “Subsidiary” means an entity of which the Company is the direct or indirect beneficial owner of not less than 50% of all issued and outstanding equity interest of such entity.

Section 3.  Administration.

3.1 The Board.

The Plan shall be administered by the Board; provided, however, that the Committee shall administer the Plan so long as the Committee is comprised solely of two or more members of the Board who satisfy the “non-employee director” definition set forth in Rule 16b-3 under the Exchange Act and the “outside director” definition under Section 162(m) of the Code and the regulations thereunder, unless the Board otherwise determines. For purposes of the Plan, the term “Board” shall refer to the Board or, to the extent the Committee is administering the Plan, and other than for purposes of Section 12.1, the Committee.

3.2 Authority of the Board.

(a) The Board, in its sole discretion, shall determine the Key Employees, Consultants and Directors to whom, and the time or times at which Awards will be granted, the form and amount of each Award, the expiration date of each Award, the time or times within which the Awards may be exercised, the cancellation of the Awards and the other limitations, restrictions, terms and conditions applicable to the grant of the Awards. The terms and conditions of the Awards need not be the same with respect to each Participant or with respect to each Award.

(b) To the extent permitted by applicable law, regulation, and rules of a stock exchange on which the Common Stock is listed or traded, the Board may delegate its authority to grant Awards to Key Employees or Consultants and to determine the terms and conditions thereof to such officer of the Company as it may determine in its discretion, on such terms and conditions as it may impose, except with respect to Awards to officers subject to Section 16 of the Exchange Act or officers who are or may be “covered employees” as defined in Section 162(m) of the Code.

(c) The Board may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific terms and conditions of the Awards granted hereunder, shall be final and conclusive for all purposes and upon all persons.

(d) No member of the Board or the Committee shall be liable for any action taken or determination made hereunder in good faith. Service on the Committee shall constitute service as a Director so that the members of the Committee shall be entitled to indemnification and reimbursement as Directors of the Company pursuant to the Company’s Certificate of Incorporation and By-Laws.

3.3 Performance Goals.

(a) The Board may, in its discretion, provide that any Award granted under the Plan shall be subject to performance goals, including those that qualify the Award as “performance-based compensation” within the meaning of Section 162(m) of the Code.

(b) Performance goals may be based on one or more business criteria, including, but not limited to: (i) net earnings or net income (before or after taxes); (ii) earnings per share; (iii) net sales or revenue growth; (iv) net operating profit or income (including as a percentage of sales); (v) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue); (vi) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); (vii) earnings before or after taxes, interest, depreciation, and/or amortization; (viii) gross or operating margins; (ix) productivity ratios; (x) share price (including, but not limited to, growth measures and total shareholder return); (xi) cost control; (xii) margins; (xiii) operating efficiency; (xiv) market share; (xv) customer satisfaction or employee satisfaction; (xvi) working capital; (xvii) economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital); (xviii) taxes; (xix) depreciation and amortization; (xx) total shareholder return; (xxi) low cost region labor as a percent of total labor; and (xxii) top customer concentration as a percent of sales. Performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Board. In addition, performance goals may be adjusted for any events or occurrences (including acquisition expenses, extraordinary charges, losses from discontinued operations, restatements and accounting charges and restructuring expenses), as may be determined by the Board. Performance goals may be particular to one or more lines of business or Subsidiaries or may be based on the performance of the Company and its Subsidiaries as a whole.

(c) With respect to each performance period, the Board shall establish such performance goals relating to one or more of such business criteria and shall establish targets for Participants for achievement of performance goals. Following the completion of each performance period, the Board shall determine the extent to which performance goals for that performance period have been achieved and the related performance-based restrictions shall lapse in accordance with the terms of the applicable Award Agreement.

3.4 Award Agreements.

Each Award shall be evidenced by a written Award Agreement specifying the terms and conditions of the Award. In the sole discretion of the Board, the Award Agreement may condition the grant of an Award upon the Participant’s entering into one or more of the following agreements with the Company: (a) an agreement not to compete with the Company and its Subsidiaries which shall become effective as of the date of the grant of the Award and remain in effect for a specified period of time following termination of the Participant’s employment with the Company; (b) an agreement to cancel any employment agreement, fringe benefit or compensation arrangement in effect between the Company and the Participant; and (c) an agreement to retain the confidentiality of certain information. Such agreements may contain such other terms and conditions as the Board shall determine. If the Participant shall fail to enter into any such agreement at the request of the Board, then the Award granted or to be granted to such Participant shall be forfeited and cancelled.

Section 4.  Shares of Common Stock Subject to Plan.

4.1 Total Number of Shares.

(a) The total number of shares of Common Stock that may be issued under the Plan shall be 3,000,000. Such shares may be either authorized but unissued shares or treasury shares, and shall be adjusted in accordance with the provisions of Section 4.3 of the Plan.

(b) The number of shares of Common Stock delivered by a Participant or withheld by the Company on behalf of any such Participant as full or partial payment of an Award, including the exercise price of a Stock Option or of any required withholding taxes, shall not again be available for issuance pursuant to subsequent Awards, and shall count towards the aggregate number of shares of Common Stock that may be issued under the Plan. If there is a lapse, forfeiture, expiration, termination or cancellation of any Award for any reason (including for reasons described in Section 3.3), or if shares of Common Stock are issued under such Award and thereafter are reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof, the shares of Common Stock subject to such Award or reacquired by the Company shall again be available for issuance pursuant to subsequent Awards, and shall not count towards the aggregate number of shares of Common Stock that may be issued under the Plan.

4.2 Shares Under Awards.

Of the shares of Common Stock authorized for issuance under the Plan pursuant to Section 4.1:

(a) The maximum number of shares of Common Stock as to which a Key Employee may receive Stock Options in any calendar year is 300,000, except that the maximum number of shares of Common Stock as to which a Key Employee may receive Stock Options in the calendar year in which such Key Employee begins employment with the Company or its Subsidiaries is 350,000.

(b) The maximum number of shares of Common Stock that may be used for Stock Awards and/or Stock Unit Awards that are intended to qualify as “performance-based” in accordance with Section 162(m) of the Code that may be granted to any Key Employee in any calendar year is 300,000, or, in the event the Award is settled in cash, an amount equal to the Fair Market Value of such number of shares on the date on which the Award is settled.

(c) The maximum number of shares of Common Stock that may be used for Stock Awards and/or Stock Unit Awards is 1,000,000.

The numbers of shares described herein shall be as adjusted in accordance with Section 4.3 of the Plan.

4.3 Adjustment.

In the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction, the Board shall make such adjustments as it deems appropriate, in its sole discretion, to preserve the benefits or intended benefits of the Plan and Awards granted under the Plan. Such adjustments may include: (a) adjustment in the number and kind of shares reserved for issuance under the Plan; (b) adjustment in the number and kind of shares covered by outstanding Awards; (c) adjustment in the exercise price of outstanding Stock Options or the price of Stock Awards or Stock Unit Awards under the Plan; (d) adjustments to any of the shares limitations set forth in Section 4.1 or 4.2 of the Plan; and (e) any other changes that the Board determines to be equitable under the circumstances.

Section 5.  Grants of Stock Options.

5.1 Grant.

Subject to the terms of the Plan, the Board may from time to time grant Stock Options to Participants. Unless otherwise expressly provided at the time of the grant, Stock Options granted under the Plan to Key Employees will be NSOs. Stock Options granted under the Plan to Directors who are not employees of the Company or any Subsidiary will be NSOs.

5.2 Stock Option Agreement.

The grant of each Stock Option shall be evidenced by a written Stock Option Agreement specifying the type of Stock Option granted, the exercise period, the exercise price, the terms for payment of the exercise price, the expiration date of the Stock Option, the number of shares of Common Stock to be subject to each Stock Option and such other terms and conditions established by the Board, in its sole discretion, not inconsistent with the Plan; provided, however, that no Stock Option shall be credited with any amounts equal to dividends and other distributions that a Participant would have received had he actually held the shares of Common Stock that are subject to such Stock Option.

5.3 Exercise Price and Exercise Period.

With respect to each Stock Option granted to a Participant:

(a) The per share exercise price of each Stock Option shall be the Fair Market Value of the Common Stock subject to the Stock Option on the date on which the Stock Option is granted.

(b) Each Stock Option shall become exercisable as provided in the Stock Option Agreement; provided that the Board shall have the discretion to accelerate the date as of which any Stock Option shall become exercisable in the event of the Participant’s termination of employment with the Company, or service on the Board, without cause (as determined by the Board in its sole discretion).

(c) Each Stock Option shall expire, and all rights to purchase shares of Common Stock thereunder shall expire, on the date ten years after the date of grant.

5.4 Required Terms and Conditions of ISOs.

In addition to the foregoing, each ISO granted to a Key Employee shall be subject to the following specific rules:

(a) The aggregate Fair Market Value (determined with respect to each ISO at the time such Option is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (under all incentive stock option plans of the Company and its Subsidiaries) shall not exceed $100,000. If the aggregate Fair Market Value (determined at the time of grant) of the Common Stock subject to an ISO which first becomes exercisable in any calendar year exceeds the limitation of this Section 5.4(a), so much of the ISO that does not exceed the applicable dollar limit shall be an ISO and the remainder shall be a NSO; but in all other respects, the original Stock Option Agreement shall remain in full force and effect.

(b) Notwithstanding anything herein to the contrary, if an ISO is granted to a Key Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or its parent or subsidiaries within the meaning of Section 422(b)(6) of the Code): (i) the purchase price of each share of Common Stock subject to the ISO shall be not less than 110% of the Fair Market Value of the Common Stock on the date the ISO is granted; and (ii) the ISO shall expire, and all rights to purchase shares of Common Stock thereunder shall expire, no later than the fifth anniversary of the date the ISO was granted.

(c) No ISOs shall be granted under the Plan after ten years from the earlier of the date the Plan is adopted or approved by shareholders of the Company.

5.5 Exercise of Stock Options.

(a) A Participant entitled to exercise a Stock Option may do so by delivering written notice to that effect specifying the number of shares of Common Stock with respect to which the Stock Option is being exercised and any other information the Board may prescribe. All notices or requests provided for herein shall be delivered to the Chief Financial Officer of the Company.

(b) The Board in its sole discretion may make available one or more of the following alternatives for the payment of the Stock Option exercise price:

(i) in cash;

(ii) in cash received from a broker-dealer to whom the Participant has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Stock Option to pay the exercise price;

(iii) by directing the Company to withhold such number of shares of Common Stock otherwise issuable in connection with the exercise of the Stock Option having an aggregate Fair Market Value equal to the exercise price;

(iv) by delivering previously acquired shares of Common Stock that are acceptable to the Board and that have an aggregate Fair Market Value on the date of exercise equal to the Stock Option exercise price; or

(v) by certifying to ownership by attestation of such previously acquired shares of Common Stock.

The Board shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the Stock Option exercise price.

(c) The Company shall issue, in the name of the Participant, stock certificates representing the total number of shares of Common Stock issuable pursuant to the exercise of any Stock Option as soon as reasonably practicable after such exercise; provided that any shares of Common Stock purchased by a Participant through a broker-dealer pursuant to Section 5.5(b)(ii) or Section 9(b) shall be delivered to such broker-dealer in accordance with 12 C.F.R. §220.3(e)(4) or other applicable provision of law. Notwithstanding the foregoing, the Company, in lieu of issuing stock certificates, may reflect the issuance of shares of Common Stock to a Participant on a non–certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent; provided however, that the Company, upon written request of the Participant, shall issue, in the name of the Participant, stock certificates representing such shares.

Section 6.  Stock Awards.

6.1 Grant.

The Board may, in its discretion, (a) grant shares of Common Stock under the Plan to any Participant without consideration from such Participant or (b) sell shares of Common Stock under the Plan to any Participant for such amount of cash, Common Stock or other consideration as the Board deems appropriate.

6.2 Stock Award Agreement.

Each share of Common Stock granted or sold hereunder shall be subject to such restrictions, conditions and other terms as the Board may determine at the time of grant or sale, the general provisions of the Plan, the restrictions, terms and conditions of the related Stock Award Agreement, and the following specific rules:

(a) Shares of Common Stock issued to a Participant under the Plan shall be evidenced by a Stock Award Agreement, which shall specify whether the shares of Common Stock are granted or sold to the Participant and such other provisions, not inconsistent with the terms and conditions of the Plan, as the Board shall determine.

(b) The restrictions to which the shares of Common Stock awarded hereunder are subject shall lapse as provided in Stock Award Agreement; provided that the Board shall have the discretion to accelerate the date as of which the restrictions lapse with respect to any Award held by a Participant in the event of the Participant’s termination of employment with the Company, or service on the Board, without cause (as determined by the Board in its sole discretion).

(c) Except as provided in this subsection (c) and unless otherwise set forth in the related Stock Award Agreement, the Participant receiving a grant of or purchasing Common Stock shall thereupon be a shareholder with respect to such shares and shall have the rights of a shareholder with respect to such shares, including the right to vote such shares and to receive dividends and other distributions paid with respect to such shares; provided that (i) in the case of a performance-based Stock Award as described in Section 3.3, any dividends or other distributions payable with respect to the Stock Award shall be accumulated and held by the Company and paid to the Participant only upon, and to the extent, the performance-based restrictions lapse in accordance with the terms of the applicable Stock Award Agreement and (ii) in the case of all other Stock Awards, the Board shall have the discretion to have the Company accumulate and hold such dividends or distributions. In either case, any such dividends or other distributions held by the Company attributable to the portion of a Stock Award that is forfeited shall also be forfeited.

(d) The Company shall issue, in the name of the Participant, stock certificates representing the total number of shares of Common Stock granted or sold to the Participant, as soon as may be reasonably practicable after such grant or sale, which shall be held by the Secretary of the Company until such time as the Common Stock is forfeited, resold to the Company, or the restrictions lapse. Notwithstanding the foregoing, the Company, in lieu of issuing stock certificates, may reflect the issuance of shares of Common Stock to a Participant on a non–certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent; provided, however that following the lapse of all restrictions with respect to the shares granted or sold to a Participant, the Company, upon the written request of the Participant, shall issue, in the name of the Participant, stock certificates representing such shares.

Section 7.  Stock Unit Awards.

7.1 Grant.

The Board may, in its discretion, grant Stock Unit Awards to any Participant. Each Stock Unit subject to the Award shall entitle the Participant to receive, on the date or the occurrence of an event (including the attainment of performance goals) as described in the Stock Unit Award Agreement, a share of Common Stock or cash equal to the Fair Market Value of a share of Common Stock on the date of such event as provided in the Stock Unit Award Agreement.

7.2 Stock Unit Agreement.

Each Stock Unit Award shall be subject to such restrictions, conditions and other terms as the Board may determine at the time of grant, the general provisions of the Plan, the restrictions, terms and conditions of the related Stock Unit Award Agreement and the following specific rules:

(a) Shares of Common Stock issued to a Participant under the Plan shall be evidenced by a Stock Unit Agreement, which shall specify such provisions, not inconsistent with the terms and conditions of the Plan, as the Board shall determine.

(b) The restrictions to which the shares of Stock Units awarded hereunder are subject shall lapse as provided in Stock Unit Agreement; provided that the Board shall have the discretion to accelerate the date as of which the restrictions lapse with respect to any Award held by a Participant in the event of the Participant’s termination of employment with the Company, or service on the Board, without cause (as determined by the Board in its sole discretion).

(c) Except as provided in this subsection (c) and unless otherwise set forth in the Stock Unit Agreement, the Participant receiving a Stock Unit Award shall have no rights of a shareholder, including voting or dividends or other distributions rights, with respect to any Stock Units prior to the date they are settled in shares of Common Stock; provided that a Stock Unit Award Agreement may provide that until the Stock Units are settled in shares or cash, the Company may credit to a bookkeeping account on each dividend or distribution payment date applicable to the Common Stock an amount equal to the dividends or other distributions that the Participant would have received had the Stock Units held by the Participant as of the related record date been actual shares of Common Stock. Any amounts attributable to such credits shall be paid to the Participant only at the time such Stock Units are settled in shares or cash. Such amounts credited by the Company attributable to the portion of the Stock Unit Award that is forfeited shall also be forfeited.

(d) Upon settlement of Stock Units into Common Stock, the Company shall issue, in the name of the Participant, stock certificates representing a number of shares of Common Stock equal to the number of Stock Units being settled. Notwithstanding the foregoing, the Company, in lieu of issuing stock certificates, may reflect the issuance of shares of Common Stock to a Participant on a non-certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent; provided, however that the Company, upon the written request of the Participant, shall issue in the name of the Participant, stock certificates representing such shares.

Section 8.  Change in Control.

8.1 Effect of a Change in Control.

(a) Notwithstanding any of the provisions of the Plan or any outstanding Award Agreement, upon a Change in Control of the Company (as defined in Section 8.2), the Board is authorized and has sole discretion to provide that (i) all outstanding Awards shall become fully exercisable, (ii) all restrictions applicable to all Awards shall terminate or lapse and (iii) performance goals applicable to any Awards shall be deemed satisfied at the highest target level, as applicable, in order that Participants may fully realize the benefits thereunder.

(b) In addition to the Board’s authority set forth in Section 3, upon such Change in Control of the Company, the Board is authorized and has sole discretion as to any Award, either at the time such Award is granted hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the purchase of any outstanding Stock Option, for an amount of cash equal to the difference between the exercise price and the then Fair Market Value of the Common Stock covered thereby had such Stock Option been currently exercisable; (ii) make such adjustment to any such Award then outstanding as the Board deems appropriate to reflect such Change in Control; and (iii) cause any such Award then outstanding to be assumed by the acquiring or surviving corporation after such Change in Control.

8.2 Definition of Change in Control.

“Change in Control” of the Company shall be deemed to have occurred if at any time during the term of an Award granted under the Plan any of the following events occurs:

(a) any Person (other than the Company, a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of shares of Common Stock of the Company) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (“Person” and “Beneficial Owner” being defined in Rule 13d-3 of the General Rules and Regulations of the Exchange Act);

(b) the Company is party to a merger, consolidation, reorganization or other similar transaction with another corporation or other Person unless, following such transaction, more than 50% of the combined voting power of the outstanding securities of the surviving, resulting or acquiring corporation or Person or its parent entity entitled to vote generally in the election of directors (or Persons performing similar functions) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding securities entitled to vote generally in the election of directors immediately prior to such transaction, in substantially the same proportions as their ownership, immediately prior to such transaction, of the Company’s outstanding securities entitled to vote generally in the election of directors;

(c) the election to the Board, without the recommendation or approval of two-thirds of the incumbent Board, of the lesser of: (i) three Directors; or (ii) Directors constituting a majority of the number of Directors of the Company then in office; provided, however, that Directors whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors of the Company will not be considered as incumbent members of the Board for purposes of this Section; or

(d) there is a complete liquidation or dissolution of the Company, or the Company sells all or substantially all of its business and/or assets to another corporation or other Person unless, following such sale, more than 50% of the combined voting power of the outstanding securities of the acquiring corporation or Person or its parent entity entitled to vote generally in the election of directors (or Persons performing similar functions) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding securities entitled to vote generally in the election of directors immediately prior to such sale, in substantially the same proportions as their ownership, immediately prior to such sale, of the Company’s outstanding securities entitled to vote generally in the election of directors.

In no event, however, shall a Change in Control be deemed to have occurred, with respect to a Participant, if that Participant is part of a purchasing group which consummates the Change in Control transaction. A Participant shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (a) passive ownership of less than 3% of the shares of the purchasing company; or (b) ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the disinterested Directors).

Section 9.  Payment of Taxes.

In connection with any Award, and as a condition to the issuance or delivery of any shares of Common Stock to the Participant in connection therewith, the Company may require the Participant to pay the Company an amount equal to the minimum amount of the tax the Company or any Subsidiary may be required to withhold as a result of such Award or to comply with applicable law. The Board in its sole discretion may make available one or more of the following alternatives for the payment of such taxes:

(a) in cash;

(b) in cash received from a broker-dealer to whom the Participant has submitted notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Award to pay the withholding taxes;

(c) by directing the Company to withhold such number of shares of Common Stock otherwise issuable in connection with the Award having an aggregate Fair Market Value equal to the minimum amount of tax required to be withheld;

(d) by delivering previously acquired shares of Common Stock of the Company that are acceptable to the Board that have an aggregate Fair Market Value equal to the amount required to be withheld; or

(e) by certifying to ownership by attestation of such previously acquired shares of Common Stock.

The Board shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the required withholding taxes.

Section 10.  Postponement.

The Board may postpone any grant or settlement of an Award or exercise of a Stock Option for such time as the Board in its sole discretion may deem necessary in order to permit the Company:

(a) to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable pursuant to an Award, including upon the exercise of an Option, under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction;

(b) to permit any action to be taken in order to (i) list such shares of Common Stock on a stock exchange if shares of Common Stock are then listed on such exchange or (ii) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock, including any rules or regulations of any stock exchange on which the shares of Common Stock are listed; or

(c) to determine that such shares of Common Stock and the Plan are exempt from such registration or that no action of the kind referred to in (b)(ii) above needs to be taken; and the Company shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to sell or issue shares of Common Stock in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof.

Any such postponement shall not extend the term of an Award and neither the Company nor its Directors or officers shall have any obligation or liability to a Participant, the Participant’s successor or any other person with respect to any shares of Common Stock as to which the Award shall lapse because of such postponement.

Section 11.  Non-transferability.

Awards granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, or be subject to execution, attachment or similar process, by operation of law or otherwise, other than by will or by the laws of descent and distribution.

Section 12.  Termination or Amendment of Plan and Award Agreements.

12.1 Termination or Amendment of Plan.

(a) Except as described in Section 12.3 below, the Board may terminate, suspend, or amend the Plan, in whole or in part, from time to time, without the approval of the shareholders of the Company, unless such approval is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. No amendment or termination of the Plan shall adversely affect the right of any Participant under any outstanding Award in any material way without the written consent of the Participant, unless such amendment or termination is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. Subject to the foregoing, the Board may correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Award granted hereunder in the manner and to the extent it shall deem desirable, in its sole discretion, to effectuate the Plan.

(b) The Board shall have the authority to amend the Plan to the extent necessary or appropriate to comply with applicable law, regulation or accounting rules in order to permit Participants who are located outside of the United States to participate in the Plan.

12.2 Amendment of Award Agreements.

The Board shall have the authority to amend any Award Agreement at any time; provided however, that no such amendment shall adversely affect the right of any Participant under any outstanding Award Agreement in any material way without the written consent of the Participant, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed.

12.3 No Repricing of Stock Options.

Notwithstanding the foregoing, and except as described in Section 4.3, there shall be no amendment to the Plan or any outstanding Stock Option Agreement that results in the repricing of Stock Options without shareholder approval. For this purpose repricing includes a reduction in the exercise price of the Stock Option or the cancellation of a Stock Option in exchange for cash, Stock Options with an exercise price less than the exercise price of the cancelled Options, Stock Awards or any other consideration provided by the Company.

Section 13.  No Contract of Employment.

Neither the adoption of the Plan nor the grant of any Award under the Plan shall be deemed to obligate the Company or any Subsidiary to continue the employment of any Participant for any particular period, nor shall the granting of an Award constitute a request or consent to postpone the retirement date of any Participant.

Section 14.  Applicable Law.

14.1 In General.

All questions pertaining to the validity, construction and administration of the Plan and all Awards granted under the Plan shall be determined in conformity with the laws of the State of Delaware, without regard to the conflict of law provisions of any state, and, in the case of Incentive Stock Options, Section 422 of the Code and regulations issued thereunder.

14.2 Section 409A.

Notwithstanding any contrary provision in the Plan or Award Agreement, (i) any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code and the regulations and guidance issued thereunder (“Section 409A”)) that is/are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such six (6) month delay period; and (ii) for purposes of an Award that is subject to Section 409A, if a Participant’s termination of employment of service triggers the payment of “nonqualified deferred compensation” under such Award, then the Participant will not be deemed to have terminated employment or service until the Participant incurs a “separation from service” within the meaning of Section 409A.

Section 15.  Effective Date and Term of Plan.

15.1 Effective Date.

(a) The Plan has been adopted by the Board, and is effective, subject to the approval of the Plan by the shareholders of the Company at the Company’s annual meeting of shareholders held on December 16, 2013 and any adjournment or postponement thereof.

(b) In the event the Plan is not approved by shareholders of the Company at its 2013 Annual Meeting, (i) the Plan shall have no effect, and (ii) any Awards granted on or after December 16, 2013 shall be cancelled.

15.2 Term of Plan.

Notwithstanding anything to the contrary contained herein, no Awards shall be granted on or after the 10th anniversary of the Plan’s effective date set forth in Section 15.1(a) above.

The foregoing Cytomedix, Inc. 2013 Equity Incentive Plan was duly adopted and approved by the Board of Directors on October 28, 2013, and subject to the approval of the shareholders of the Corporation.

Cytomedix, Inc.

By:	/s/ Martin P. Rosendale Name: Martin P. Rosendale Title: Chief Executive Officer

CYTOMEDIX, INC.

ANNUAL MEETING OF SHAREHOLDERS

November 12, 2014 10:00 AM EST

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF CYTOMEDIX, INC.

The undersigned shareholder acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement and hereby appoints Martin P. Rosendale and Steven A. Shallcross, or either of them, each with full power of substitution and hereby authorizes him to represent and to vote, as designated, all of the shares of common stock of the Company held of record by the undersigned on September 17, 2014 at the Annual Meeting of Shareholders to be held on November 12, 2014, at the Company’s headquarters at 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877 at 10 a.m. EST, and at all postponements or adjournments thereof, with all powers the undersigned would possess if personally present. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

1.	To elect directors, each to serve until the next Annual Meeting of Shareholders or until each successor is duly elected and qualified:

☐ FOR all nominees
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
☐ FOR all nominees except as noted below: Nominee exception(s)

º Mark T. McLoughlin	º Stephen N. Keith
º Richard S. Kent	º Lyle A. Hohnke
º Martin P. Rosendale	º C. Eric Winzer
º David E. Jorden	º Joseph Del Guercio
2.	To ratify the appointment of Stegman & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	To approve an amendment to the Company’s Certificate of Incorporation to change the name of the Company to “Nuo Therapeutics, Inc.”

☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	To amend the 2013 Equity Incentive Plan to increase the maximum number of shares of common stock which may be (i) issued to key employees as stock options in any calendar year, (ii) used for stock awards and/or stock unit awards intended to qualify as “performance-based” to any key employee in any calendar year under Section 162(m) of the Internal Revenue Code, and (iii) used for stock awards and/or stock unit awards, all as described in more detail in the Proxy Statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN
5.	To transact any other business that is properly brought before the Annual Meeting or any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” the nominees set forth in Proposal 1, “FOR” Proposals 2 – 4 and will grant discretionary authority pursuant to Proposal 5. The undersigned hereby acknowledges receipt of the notice of Annual Meeting and proxy statement furnished in connection therewith.

DATED:

(Signature)

(Signature if jointly held)

(Printed name(s))

Please sign exactly as name appears herein. When shares are held by Joint Tenants, both should sign, and for signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If held by a corporation, please sign in the full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE. THANK YOU.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE 2014 ANNUAL MEETING OF SHAREHOLDERS

Electronic copies of this proxy statement and proxy card for the 2014 Annual Meeting of Shareholders are available to you at http://www.proxyvote.com. Requests for additional copies of the proxy materials should be addressed to Shareholder Relations, Cytomedix, Inc., 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877.